Exhibit (b)(i)

CREDIT AGREEMENT

dated as of May 4, 2023 among

EATON VANCE SENIOR INCOME TRUST, STATE STREET BANK AND TRUST COMPANY,

and the other lending institutions party hereto and

STATE STREET BANK AND TRUST COMPANY

in its capacity as Agent

Bryan Cave Leighton Paisner LLP

1290 Avenue of the Americas

New York, New York 10104-3300

TABLE OF CONTENTS

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TABLE OF CONTENTS (cont’d)

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TABLE OF CONTENTS (cont’d)

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TABLE OF CONTENTS (cont’d)

Exhibits:

Exhibit A - Form of Note

Exhibit B - Form of Notice of Borrowing Exhibit C - Form of Notice of Conversion Exhibit D - Form of Borrowing Base Report Exhibit E - Form of Assignment and Acceptance

Schedules:

Schedule 1 - Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

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CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of May 4, 2023 (the “Agreement”), by and among EATON VANCE SENIOR INCOME TRUST, a Massachusetts business trust (the “Borrower”), the Banks (as hereinafter defined) party hereto from time to time and STATE STREET BANK AND TRUST COMPANY as agent for the Banks (in such capacity, the “Agent”).

The parties hereto hereby agree as follows:

ARTICLE I DEFINITIONS

Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

“Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the Asset Value of the Total Assets minus, without duplication, (b) Total Liabilities that are not Senior Securities Representing Indebtedness. For purposes of calculating the Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged to secure such liability.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person other than, in the case of the Borrower, Liens permitted under Section 5.08(a), (b) or (c).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” has the meaning ascribed to the term “Affiliated Person” in the Investment Company Act.

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Effective Date, the Aggregate Commitment Amount is $45,000,000.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or Fund from time to time concerning or relating to bribery or corruption.

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“Applicable Law” means, with respect to any Person, any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which such Person is subject or by which it or any of its property is bound.

“Approved Borrowing Amount” means (a) $1,000,000 or an integral multiple of $1,000,000 in excess thereof, or (b) such lesser amount as shall be equal to the excess of the Aggregate Commitment Amount over the aggregate outstanding principal balance of all Loans.

“Asset-backed Agency Security” means an Asset-backed Security (other than an Eligible U.S. Government Security) that (x) is issued or guaranteed by the Government of the United States, a United States government agency (as defined in 12 CFR 615.5201(f)), or a GSE and (y)(i) the underlying pool of assets thereof consists of residential mortgages or (ii) is collateralized by the cash flows from one or more pools of underlying assets consisting of residential mortgages.

“Asset-backed Security” means a type of bond or note that is based on one or more pools of assets (including mortgages), or collateralized by the cash flows from one or more pools of underlying assets, and includes collateralized bond obligations, collateralized loan obligations and collateralized mortgage obligations.

“Asset Value” means, as of any day of determination in respect of any asset of the Borrower, the Value of such asset computed by the Borrower in good faith in the manner such Value is required to be computed in accordance with the Pricing Procedures and Applicable Law, including, without limitation, the Investment Company Act; provided that:

(a)                the Asset Value of any asset shall be net of the Borrower’s liabilities relating thereto, including without limitation all of the Borrower’s obligations to pay any unpaid portion of the purchase price thereof, and

(b)               with respect to any asset that is not valued on each Domestic Business Day, the Asset Value of such asset shall be deemed zero for purposes of this definition.

“Assignee” has the meaning set forth in Section 9.06(c) hereof.

“Assignment and Acceptance” has the meaning set forth in Section 9.06(c) hereof.

“Authority” means any governmental or quasi-governmental authority (including the Financial Industry Regulatory Authority, Inc., stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic), whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

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“Authorized Signatory” means any duly authorized officer or other authorized Person of the Borrower, provided that the Agent shall have received a manually signed certificate of an officer of the Borrower bearing a manual specimen signature of such officer or other Person and such officer or other Person shall be reasonably satisfactory to the Agent.

“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 8.04(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means each of State Street, each lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c) hereof, and their respective successors.

“Base Rate” means, as of any day, a rate per annum equal to the higher of (a) the Base Rate Margin plus the Federal Funds Effective Rate as in effect on that day and (b) the Base Rate Margin plus Adjusted Term SOFR as in effect on that day.

“Base Rate Loans” means Loans bearing interest calculated by reference to the Base Rate.

“Base Rate Margin” means a rate per annum equal 0.85%.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.04(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

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(a)	the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points); or

(b)               the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent, in a commercially reasonable manner not inconsistent with similar determinations by the Agent in connection with other substantially similar credit facilities, giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then- current Benchmark:

(a)                in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)               in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non -representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)                a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)               a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)                a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.04 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.04.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the preamble to this Agreement.

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“Borrowing Base” means, at the relevant time of reference thereto, an amount equal to the sum of the following items to the extent that they are classified as “assets” on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles applicable to the Borrower:

(i)	90% of the aggregate Asset Value of all Tier 1 Investments;

(ii)	80% of the aggregate Asset Value of all Tier 2 Investments;

(iii)	70% of the aggregate Asset Value of all Tier 3 Investments; and

(iv)	60% of the aggregate Asset Value of all Tier 4 Investments;

provided, however, that

(1)               if, but for this clause (1), in excess of 5% of the Borrowing Base would be attributable to a single issuer ( excluding (i) all GSEs that, as of the date of determination thereof, have outstanding any Asset backed Agency Security that would qualify as a Tier 1 Investment, and (ii) the Government of the United States), the amount of such excess shall not be included in the calculation of the Borrowing Base;

(2)               if, but for this clause (2), in excess of 5% of the Borrowing Base would be attributable to Eligible Investments issued by an issuer domiciled in any Emerging Market Nation, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(3)               if, but for this clause (3), in excess of 20% of the Borrowing Base would be attributable to the aggregate value of (i) Eligible Foreign Government Securities issued by, and (ii) Eligible Senior Loans and Eligible Foreign Debt Securities issued by issuers domiciled in, Eligible OECD Member Nations (other than the United States), the amount of such excess shall not be included in the calculation of the Borrowing Base;

(4)               if, but for this clause (4), in excess of 15% of the Borrowing Base would be attributable to the aggregate value of Eligible Investments in any single industry, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(5)               if, but for this clause (5), in excess of 10% of the Borrowing Base would be attributable to Eligible Senior Loans in the form of participation interests, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(6)               if, but for this clause (6), after giving effect to clause (5) immediately above in excess of 5% of the Borrowing Base would be attributable to Eligible Senior Loans in the form of participation interests from the same selling institution, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(7)               if, but for this clause (7), after giving effect to clauses (5) and (6) immediately above, in excess of 5% of the Borrowing Base would be attributable to Eligible Senior Loans which are part of a syndicated credit facility in which the sum of the aggregate revolving loan commitment amount plus the aggregate outstanding principal amount of all loans (other than revolving loans) under such facility on the origination date of such credit facility is less than $100,000,000, the amount of such excess shall not be included in the calculation of the Borrowing Base; and

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(8)               if, but for this clause (8), any Excess Value would otherwise be included in the Borrowing Base, such Excess Value shall not be included in the calculation of the Borrowing Base.

“Borrowing Base Report” means a Borrowing Base Report for the Borrower signed by an Authorized Signatory of the Borrower and in substantially the form of Exhibit D attached hereto.

“Borrowing Date” means the Domestic Business Day or U.S. Government Securities Business Day, as the case may be, on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.02(a) hereof.

“Broker dealer Asset” means, at any time, any asset of the Borrower (other than an Exchange Traded Asset) that, in the good faith determination of the Borrower, may (as a general matter) be fairly valued on a regular basis by reference to quotes from one or more broker dealers that are not Affiliates of the Borrower or the Borrower’s investment adviser.

“Calculation Date” has the meaning set forth in Section 5.01(c) hereof.

“Charter Documents” means, collectively, the Borrower’s Agreement and Declaration of Trust, its by laws and all other organizational or governing documents of the Borrower, in each case as amended, supplemented or otherwise modified from time to time.

“Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrower hereunder.

“Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto, as such amount may be reduced or increased from time to time pursuant to the terms of this Agreement.

“Commitment Percentage” means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto (as the same may be amended pursuant to Section 9.06(h)) as such Bank’s percentage of the Aggregate Commitment Amount of all of the Banks.

“Confidential Material” has the meaning set forth in Section 9.09(a) hereof.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Domestic Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 8.06 and other technical, administrative or operational matters) that the Agent, in a commercially reasonable manner not inconsistent with similar determinations by the Agent in connection with other substantially similar credit facilities, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

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“Control Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Corresponding Loan Amount” has the meaning given to such term in Section 7.11.

“Covered Person” has the meaning set forth in Section 9.03(b) hereof.

“Custodian” means State Street Bank and Trust Company, in its capacity as custodian under the Custody Agreement.

“Custody Agreement” means that certain Amended and Restated Master Custodian Agreement, dated September 1, 2013, by and among each of the investment companies listed on Appendix A thereto and the Custodian (as the same may be further amended, restated, supplemented or otherwise modified from time to time).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with Generally Accepted Accounting Principles, (e) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, (g) all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, and other similar obligations, (h) all obligations of such Person in respect of judgments, (i) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, (j) all obligations of such Person in respect of Financial Contracts, and (k) all obligations that are Senior Securities Representing Indebtedness of such Person.

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“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Delinquent Bank” has the meaning set forth in Section 7.10(a) hereof.

“Distressed Asset” means any asset if (a) the obligor thereof is subject to a bankruptcy, insolvency, liquidation or other similar action or proceeding, (b) the obligor thereof shall have failed to make any payment of principal or interest in respect of such asset when due (whether at scheduled maturity or any accelerated date of maturity or any other date fixed for payment or prepayment thereof or otherwise) beyond any period of grace provided with respect thereto, or (c) such asset is classified by the Borrower as “non-performing” pursuant to Generally Accepted Accounting Principles applicable to the Borrower.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day (other than a Saturday or Sunday) on which (a) commercial banks are open for the purpose of transacting business in Boston, Massachusetts and New York, New York and (b) the New York Stock Exchange is open.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01 hereof.

“Electronic Platform” means an electronic system for the delivery of information (including, without limitation, documents), such as IntraLinks On Demand Workspaces™, that may or may not be provided or administered by the Agent or an Affiliate thereof.

“Eligible Commercial Paper” means a note (other than an Eligible U.S. Government Security or an Asset backed Agency Security) (a) of an issuer domiciled in, and having its principal place of business in, the United States, (b) having a maturity of 270 days or less, (c) rated (subject to Section 1.03 hereof) A-1 by S&P or P1 by Moody’s, and (d) denominated in an Eligible Currency.

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“Eligible Currency” means (a) Dollars, (b) Euros, and (c) Pounds Sterling.

“Eligible Domestic Debt Security” means a debt security (other than an Eligible U.S. Government Security, an Asset-backed Agency Security or Eligible Commercial Paper), issued by an issuer domiciled in, and having its principal place of business in, the United States, constituting a corporate bond obligation, and denominated in an Eligible Currency.

“Eligible Foreign Debt Security” means a debt security (other than an Eligible Foreign Government Security or Eligible Commercial Paper), issued by an issuer domiciled in, and having its principal place of business in, an Eligible OECD Member Nation, constituting a corporate bond obligation, and denominated in an Eligible Currency.

“Eligible Foreign Government Security” means any debt obligation, other than an Asset- backed Security, denominated in an Eligible Currency the timely repayment of the principal thereof, and interest thereon, is backed by the full faith and credit of a Government that is an Eligible OECD Member Nation (other than the United States).

“Eligible Investments” means securities or other investments (a) in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents, (b) that are free and clear of any Adverse Claim, (c) that are not the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or otherwise segregated to satisfy any obligations with respect thereto, and (d) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions.

“Eligible OECD Member Nation” means, as of any date, an OECD Member Nation which has a long term sovereign debt rating of Baa3 or higher by Moody’s or BBB- or higher by S&P.

“Eligible Other Senior Loan” means, as of any date, any Eligible Senior Loan that (a) is not an Eligible Par Senior Loan, and (b) the Asset Value of which is not less than 60.0% of the par value thereof.

“Eligible Par Senior Loan” means, as of any date, any Eligible Senior Loan, the Asset Value of which is not less than 90.0% of the par value thereof.

“Eligible Senior Loans” means corporate loan obligations (other than Eligible Domestic Debt Securities):

(a)                of issuers domiciled in, and having their principal place of business in, an Eligible OECD Member Nation;

(b)               with respect to which the principal thereof, and interest thereon, is payable in an Eligible Currency, and such interest is payable in cash (with no “PIK option”) no less frequently than quarterly;

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(c)	in respect of which the Borrower’s interest is not a subparticipation;

(d)               which have a scheduled final maturity date no later than the tenth anniversary after the related origination date;

(e)                which are part of a senior credit facility, with respect to which such debt security is not by its terms subordinated (pursuant to contractual provisions) to the prior payment of any other liabilities or any equity interests of the related obligor;

(f)                which are part of a syndicated credit facility in which the sum of the aggregate revolving loan commitment amount plus the aggregate outstanding principal amount of all loans (other than revolving loans) under such facility on the origination date of such credit facility is at least equal to $50,000,000;

(g)               which relate to loan documents in which the Borrower’s interest (direct or participating) in the aggregate outstanding principal amount of all loans thereunder is no greater than 33 1/3%;

(h)               in respect of which the related loan documents (but not the balance of the credit file) are not subject to any confidentiality arrangement which would preclude the Agent from reviewing such loan documents;

(i)                 in which the Borrower’s interest in all collateral security therefor and principal and interest payments thereunder is no less than pro rata and pari passu with all other lenders in the particular tranche in which the Borrower holds an interest or participates, as the case may be;

(j)                 in respect of which (1) neither the related administrative agent nor any controlling affiliate thereof (i) is subject to any bankruptcy or other insolvency proceeding, (ii) has stated in writing that it will not perform its obligations, if any, under the relevant loan documents, or (iii) is in default of its obligation to provide credit or other funding under such loan documents, and (2) the credit rating of the related administrative agent or its controlling affiliate is no less than “A-” from S&P or “A3” from Moody’s;

(k)               in respect of which, if the Borrower’s interest therein is that of a participant, the credit rating of the related selling institution is no less than “A-” from S&P and “A3” from Moody’s;

(l)                 in respect of which the related loan documents do not allow, without the consent of the Borrower, (i) any reduction of the principal amount of any loan thereunder owing to the Borrower, or any reduction of the rate of any interest, or any fees, payable under such loan documents, on account of such loans of the Borrower, (ii) the postponement of the final maturity date, or the date of any payment, for any loan owing to the Borrower thereunder or any interest or any fees payable under such loan documents to the Borrower, or any reduction of the amount of, or waiver or excuse of, any payment owing to the Borrower thereunder, (iii) changing any provision of such loan documents in a manner that would alter the pro rata sharing of payments required thereby, (iv) changing any provision thereof specifying the number or percentage of lenders thereunder required to waive, amend, supplement or otherwise modify any rights under such loan documents, or (v) releasing all or substantially all of the collateral, if any, for the obligations under such loan documents;

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(m)	which are priced daily by Thomson Reuters LPC; and

(n)	which are not Distressed Assets.

“Eligible U.S. Government Security” means any debt obligation the timely repayment of the principal thereof, and interest thereon, is backed by the full faith and credit of the Government of the United States.

“Emerging Market Nation” means, as of any date, an Eligible OECD Member Nation that is not listed in the MSCI Developed Market Country Index.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means, with respect to the Borrower, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Erroneous Payment” has the meaning assigned to such term in Section 7.11.

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 7.11.

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 7.11.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euros” refers to the single currency of participating member states of the European Union.

“Events of Default” has the meaning set forth in Section 6.01 hereof.

“Excess Value” means, with respect to any Quotable Asset of the Borrower, that portion of the Asset Value attributed by the Borrower to such asset that exceeds 103% of: (a) in the case of an Exchange Traded Asset, the closing price thereof on the relevant exchange, (b) in the case of a Broker dealer Asset, the bid price (or average bid price) therefor, or (c) in the case of a Pricing Service Asset, the market price therefor determined by the relevant pricing service.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

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“Exchange Traded Asset” means, at any time, any asset of the Borrower that, in the good faith determination of the Borrower, may (as a general matter) be fairly valued on a regular basis by reference to the closing price thereof on an exchange.

“Existing Credit Agreement” means, the Amended and Restated Revolving Credit and Security Agreement, dated as of December 14, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Borrower, CHARTA, LLC, CAFCO, LLC, CIESCO, LLC, and CRC Funding, LLC, as lenders, Citibank, N.A., as secondary lender, and Citibank, N.A., as agent.

“Failure” has the meaning set forth in Section 7.10(b).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof (provided such regulations or official interpretations are substantively comparable and not materially more onerous to comply with) and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Fed Funds Business Day” means any day upon which overnight federal funds transactions are conducted.

“Federal Funds Effective Rate” means, for any day, the rate per annum calculated by the FRBNY, based on the prior day's overnight federal funds transactions (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the federal funds effective rate (which rate is, in general, published by the FRBNY on such day for the prior FRBNY Business Day), provided that if such day is not a Fed Funds Business Day, then the Federal Funds Effective Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day, provided further that if the Federal Funds Effective Rate as so determined for any day would be less than the Floor, such rate for such day shall be deemed to be the Floor for all purposes of this Agreement.

“Financial Contract Liability” means, at any time, the net amount of the liability, if any, that a Person has under each Financial Contract to which such Person is a party, in each case determined on a mark-to-market basis in accordance with Generally Accepted Accounting Principles.

“Financial Contracts” means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, foreign currency contracts, repurchase agreements, reverse repurchase agreements, mortgage rolls, credit linked notes, indexed securities, collateralized debt obligations, firm and standby commitment agreements, securities lending agreements, when-issued contracts and securities, swap, swaption, floor, cap, or collar agreements, other similar arrangements and other obligations that would be, but for the segregation of assets thereof, Senior Securities.

“Floor” means a rate of interest equal to 0.0%.

“Foreign Bank” means any Bank that is not a U.S. Person.

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“FRBNY” means the Federal Reserve Bank of New York, or any successor thereto that publishes the Federal Funds Effective Rate.

“FRBNY Business Day” means each business day that is not included in the FRBNY’s holiday schedule.

“Generally Accepted Accounting Principles” has the meaning set forth in Section 1.02 hereof.

“Government” means, with respect to any sovereignty, the government or any agency or instrumentality thereof.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Authorities.

“GSE” means the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness(whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indebtedness” of any Person means at any date, without duplication, (a) all Debt of such Person, and (b) all Senior Securities issued by such Person.

“Interest Period” means as to any applicable Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one month thereafter (subject to the availability thereof), as specified in the applicable Notice of Borrowing; provided that (i) if any Interest Period would end on a day other than a Domestic Business Day, such Interest Period shall be extended to the next succeeding Domestic Business Day unless such next succeeding Domestic Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Domestic Business Day, (ii) any Interest Period that commences on the last Domestic Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Domestic Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Termination Date and (iv) no tenor that has been removed from this definition pursuant to Section 8.04(d) shall be available for specification in such Notice of Borrowing. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

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“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment Adviser” means Eaton Vance Management, a business trust organized under the laws of the Commonwealth of Massachusetts.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to include a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means, with respect to the Borrower, the material provisions of the Prospectus and other documents dealing with the Borrower’s investment objectives, investment policies and strategies, and investment restrictions, as such objectives, policies, strategies and restrictions may be amended, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

“Lending Office” means, initially, the office of each Bank designated as such on Schedule 1 attached hereto; thereafter such other office of such Bank, if any, located in the United States that shall be making or maintaining Loans.

“Liabilities” has the meaning set forth in Section 7.05.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) with respect to such asset, including any agreement (other than this Agreement) preventing a Person from encumbering such asset.

“Loans” means loans made or to be made to the Borrower by the Banks pursuant to Section 2.01 hereof.

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“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, the fee agreement (if any) described in Section 2.07(b) hereof and any and all other documents and instruments required to be delivered pursuant to this Agreement, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse effect on the ability of the Borrower to fully perform its obligations under this Agreement or any of the other Loan Documents, (b) a material adverse effect on the Agent’s right, title and interest, on behalf of itself and the Banks, in the collateral pledged to it pursuant to the Security Documents, or on the rights and remedies of the Agent or any Bank under this Agreement or under any of the other Loan Documents, (c) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents, or (d) a material adverse effect on the business, financial position, condition, operations, assets or properties of the Borrower or the Investment Adviser.

“Maximum Amount” means, as at any date of determination with respect to any Person, an amount equal to the least of:

(a)                the maximum amount of Debt that such Person would be permitted to incur pursuant to Applicable Law, including the Investment Company Act,

(b)               the maximum amount of Debt that such Person would be permitted to incur pursuant to the limitations on borrowings in the Borrower’s Prospectus and the Investment Policies and Restrictions,

(c)                in the event that such Person shall have entered into any agreement(s) with any Authority limiting the amount of Debt that such Person may create, incur, assume or suffer to exist, the maximum amount of Debt that such Person would be permitted to create, incur, assume or suffer to exist pursuant to such agreements, and

(d)               the maximum amount of Debt that such Person would be permitted to incur without violating Section 5.18 hereof.

in each case, as in effect at such date of determination.

“Moody’s” means Moody’s Investors Services, Inc., or any successor acceptable to all of the Banks and performing substantially the same function.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“New Loan Borrowing Base Report” has the meaning set forth in Section 2.02(a) hereof.

“Note(s)” has the meaning set forth in Section 2.04(b) hereof.

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“Notice” has the meaning set forth in Section 9.01(a) hereof.

“Notice of Borrowing” has the meaning set forth in Section 2.02(a) hereof.

“Notice of Conversion” has the meaning set forth in Section 2.02(b) hereof.

“Obligations” means all indebtedness, obligations and liabilities of the Borrower to the Banks and the Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to the Borrower or any of the Notes or other instruments at any time evidencing any thereof.

“OECD Member Nation” means a member nation of the Organization for Economic Co- operation and Development.

“Participant” has the meaning set forth in Section 9.06(b) hereof.

“Patriot Act” has the meaning set forth in Section 9.10 hereof.

“Payment Recipient” has the meaning assigned to such term in Section 7.11.

“Periodic Term SOFR Determination Date” has the meaning specified in the definition of Term SOFR.

“Permitted Tender Offer” means a tender offer that the Borrower is obligated to make due to certain performance metrics of the Borrower over a period of time and which is made by the Borrower in accordance with Applicable Law to purchase, redeem, retire, acquire, cancel or terminate common shares of the Borrower in an aggregate amount of up to 10% of the Borrower’s then-outstanding common shares; provided that there shall be no more than one Permitted Tender Offer in each of the calendar years 2023 and 2024.

“Permitted Tender Offer Reporting Period” means, with respect to any Permitted Tender Offer, the period beginning on the first date that such Permitted Tender Offer is publicly announced, whether in a communication with shareholders or otherwise, and ending on the last Domestic Business Day of the second full calendar week following the date that all shares tendered and accepted in connection with such Permitted Tender Offer have been redeemed, retired, acquired, cancelled or terminated.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

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“Pounds Sterling” refers to the lawful currency of the United Kingdom.

“Preferred Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the Asset Value of the Total Assets minus Total Liabilities that are not Senior Securities Representing Indebtedness. For purposes of calculating the Preferred Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged to secure such liability.

“Preferred Asset Coverage” means, at any time of determination, the percentage equal to Preferred Adjusted Net Assets divided by (b) all (x) Senior Securities of the Borrower plus, without duplication, (y) Senior Securities Representing Indebtedness.

“Preferred Asset Coverage Default” shall exist on the first Domestic Business Day that the Preferred Asset Coverage is less than 200% as of the close of business on such Domestic Business Day, and such condition has continued for a period of at least five (5) Domestic Business Days.

“Preferred Shares” means the Borrower’s (x) “Series A Auction Rate Preferred Shares” with a liquidation preference of $25,000 per share and consisting of 752 shares outstanding on the Effective Date and (y) “Series B Auction Rate Preferred Shares” with a liquidation preference of $25,000 per share and consisting of 752 shares outstanding on the Effective Date.

“Pricing Procedures” means the Borrower’s pricing procedures referred to in Section 3.01(f)(vii), as amended, supplemented or otherwise modified from time to time.

“Pricing Service Asset” means, at any time, any asset of the Borrower (other than an Exchange Traded Asset or a Broker dealer Asset) that, in the good faith determination of the Borrower, may (as a general matter) be fairly valued on a regular basis by reference to the market price therefor determined by one or more pricing services that are not Affiliates of the Borrower or the Borrower’s investment adviser.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Prospectus” means, with respect to the Borrower, the prospectus dated August 25, 2022, and filed with the SEC as part of the Borrower’s registration statement on Form N-2, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information included in such registration statement, and all amendments, restatements, supplements and other modifications thereto as of the Effective Date and as the same may be further amended, restated, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act and in accordance with the terms of this Agreement.

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“Quotable Asset” means, at any time, any asset of the Borrower that is an Exchange Traded Asset, a Broker dealer Asset or a Pricing Service Asset.

“Quotable Value” means, with respect to any Quotable Asset of the Borrower: (a) in the case of an Exchange Traded Asset, the closing price thereof on the relevant exchange, (b) in the case of a Broker dealer Asset, the bid price (or average bid price) therefor, or (c) in the case of a Pricing Service Asset, the market price therefor determined by the relevant pricing service.

“Register” has the meaning set forth in Section 9.06(g) hereof.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Bank” has the meaning set forth in Section 8.05 hereof.

“Representatives” has the meaning set forth in Section 9.09(a) hereof.

“Required Banks” means, at any time, Banks holding at least a majority of the aggregate unpaid principal amount of the Loans at such time or, if no Loans are then outstanding, having at least a majority of the aggregate Commitment Amounts then in effect; provided that at any time that there are two or fewer Banks, “Required Banks” means all of the Banks, provided further that for purposes of determining Required Banks, each Delinquent Bank (including, without limitation, its Commitment Amount and Loans) shall be disregarded for so long as such Bank remains a Delinquent Bank.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) any dividend or other distribution by the Borrower (whether in cash, securities or other property) with respect to any shares, units or other equity interests issued by the Borrower, and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, by the Borrower on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares, units or other equity interests.

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“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., or any successor acceptable to all the Banks and performing substantially the same function.

“Sanctions” has the meaning set forth in Section 4.16 hereof.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Security Agreement” means that certain Security Agreement, dated as of May 4, 2023, among the Borrower, the Custodian and the Agent, on behalf of itself and the Banks, as amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means, collectively, the Security Agreement and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to the Security Agreement or under Applicable Law.

“Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Senior Securities Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Shareholders” has the meaning set forth in Section 9.14 hereof.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan bearing interest calculated by reference to Adjusted Term SOFR.

“Specified Materials” means, collectively, all materials or information provided by or on behalf of the Borrower, as well as documents and other written materials relating to the Borrower or any of its Subsidiaries or Affiliates or any other materials or matters relating to the Loan Documents (including, without limitation, any amendment, restatement, supplement or other modification thereto).

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“State Street” means State Street Bank and Trust Company in its capacity as a Bank hereunder.

“Subsidiary” means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Term SOFR” means:

(a)                for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Boston time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b)               for any calculation with respect to any Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Boston time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

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“Term SOFR Margin” means 0.85%.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means (a) May 2, 2024 or (b) such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof.

“Threshold Amount” means, as of any date, the lesser of (i) 2.5% of the aggregate net asset value of the Borrower, and (ii) $5,000,000 (or the equivalent amount thereof in any other currency).

“Tier 1 Investments” means Eligible Investments that are:

(a)                Asset backed Agency Securities (i) rated (subject to Section 1.03 hereof) Aa2 or higher by Moody’s or AA or higher by S&P, or (ii) the issuer of which has a senior unsecured, unenhanced long-term debt rating (subject to Section 1.03 hereof) of Aa2 or higher by Moody’s or AA or higher by S&P, or

(b)	Eligible U.S. Government Securities or Eligible Commercial Paper.

“Tier 2 Investments” means Eligible Investments (other than Tier 1 Investments) that are:

(a)                Eligible Domestic Debt Securities, Eligible Foreign Debt Securities, or Eligible Foreign Government Securities, in each case rated (subject to Section 1.03 hereof) BBB- or better by S&P or Baa3 or better by Moody’s, or

(b)               Asset backed Agency Securities (i) rated (subject to Section 1.03 hereof) BBB- or higher by S&P or Baa3 or higher by Moody’s, or (ii) the issuer of which has a senior unsecured, unenhanced long-term debt rating (subject to Section 1.03 hereof) of BBB- or higher by S&P or Baa3 or higher by Moody’s.

“Tier 3 Investments” means Eligible Investments (other than Tier 1 Investments and Tier 2 Investments) that are:

(a)                Eligible Domestic Debt Securities, or Eligible Foreign Debt Securities, in each case rated (subject to Section 1.03 hereof) BB- or better by S&P or Ba3 or better by Moody’s, or

(b)	Eligible Par Senior Loans.

“Tier 4 Investments” means Eligible Investments (other than Tier 1 Investments, Tier 2 Investments and Tier 3 Investments) that are:

(a)                Eligible Domestic Debt Securities, or Eligible Foreign Debt Securities, in each case rated (subject to Section 1.03 hereof) B- or better by S&P or B3 or better by Moody’s, or

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(b)	Eligible Other Senior Loans.

“Total Assets” means, at any date, all assets of the Borrower which in accordance with Generally Accepted Accounting Principles applicable to the Borrower would be classified as assets upon a balance sheet of the Borrower prepared as of such date, valued in accordance with the Pricing Procedures, provided, however, that Total Assets shall not include (a) equipment, (b) securities owned by the Borrower which are in default (except to the extent that the Borrower is required or permitted to attribute a value thereto pursuant to the Investment Company Act, the Prospectus and the Investment Policies and Restrictions) or determined to be worthless pursuant to any policy of the Borrower’s board of directors, and (c) deferred organizational and offering expenses.

“Total Liabilities” means, at any date, the sum of all liabilities of the Borrower which in accordance with Generally Accepted Accounting Principles applicable to the Borrower would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date, plus, without duplication, the aggregate amount of the Borrower’s Debt and Financial Contract Liability, provided, however, that Total Liabilities shall not include any liquidation preference of any preferred security issued by the Borrower.

“Trustees” has the meaning set forth in Section 9.14 hereof.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday,

(b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Valuation Report” means a report by the Borrower, as of the close of business on a particular date, (a) listing each security and other investment of the Borrower and the value thereof and (b) with respect to each such security and other investment, specifying whether such security or other investment constitutes a Tier 1 Investment, a Tier 2 Investment, a Tier 3 Investment, or a Tier 4 Investment and the class and rating of such security within the relevant Tier (e.g. an Asset-backed Agency Security, the issuer of which has a senior unsecured, unenhanced long term debt rating (subject to Section 1.03 hereof) of AA or higher by S&P or Aa2 or higher by Moody’s, an Eligible Foreign Government Security rated (subject to Section 1.03 hereof) BBB- or better by S&P and Baa3 or better by Moody’s etc.).

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“Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Accounting Terms and Determination. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with Generally Accepted Accounting Principles as in effect from time to time in the United States of America (“Generally Accepted Accounting Principles”), applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Banks hereunder.

Section 1.03 Split Ratings. In each case in which any provision of this Agreement refers to credit ratings by S&P and Moody’s (or by S&P or Moody’s) and provides that such provision is subject to this Section 1.03, such provision shall be construed to mean that, in the event there is a split in the ratings by one or more ratings categories (e.g., some thing or some Person is rated BBB- by S&P and Ba3 by Moody’s), the higher rating shall be ignored.

Section 1.04 Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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ARTICLE II

THE CREDIT

Section 2.01 Commitments to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to make Loans to the Borrower, from time to time during the Revolving Credit Period, upon notice by the Borrower to the Agent given in accordance with Section 2.02(a) hereof, up to a maximum aggregate principal amount outstanding at any one time equal to such Bank’s Commitment Amount, provided that the aggregate principal amount of all Loans outstanding (i) shall not exceed at any time the lesser of the Borrowing Base and (b) the Aggregate Commitment Amount; and (ii) shall not cause the Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount, in each case in effect at such time. Each borrowing under this Section shall be in an aggregate principal amount equal to an Approved Borrowing Amount, and shall be made from the several Banks pro rata in accordance with each Bank’s Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05 hereof.

Section 2.02 Notice of Borrowings. (a)The Borrower shall give the Agent (X) either a notice substantially in the form of Exhibit B attached hereto (a “Notice of Borrowing”) not later than Noon (Boston time), or (b) telephonic notice not later than Noon (Boston time) confirmed in writing substantially in the form of Exhibit B attached hereto not later than 1:00 p.m. (Boston time), in either case (i) on the Domestic Business Day of each proposed borrowing of a Base Rate Loan and (ii) on the third U.S. Government Securities Business Day before each proposed borrowing of a SOFR Loan, in each case specifying (1) the date of such borrowing, which shall be a Domestic Business Day in the case of a Base Rate Loan or a U.S. Government Securities Business Day in the case of a SOFR Loan, (2) whether such borrowing shall be of a Base Rate Loan or a SOFR Loan, (3) the aggregate principal amount of such borrowing, and (4) in the case of a SOFR Loan, the Interest Period therefor (which shall comply with Section 2.02(c) hereof), and (Y) a duly completed Borrowing Base Report not later than 2:00 p.m. (Boston time) on the date of the proposed borrowing of the requested Loan, prepared as of the close of business on the Domestic Business Day immediately preceding such date (a “New Loan Borrowing Base Report”), provided that if the Borrower has delivered a Borrowing Base Report pursuant to the terms of Section 5.01(c) with respect to a Calculation Date falling in the immediately preceding calendar month, and the date for delivery of a new Borrowing Base Report in connection with the next succeeding Calculation Date (as defined in Section 5.01(c)) has not yet occurred and will not occur prior to the date of the proposed borrowing then no New Loan Borrowing Base Report shall be required in connection with such proposed borrowing.

(b)                The Borrower may elect from time to time to convert any outstanding Base Rate Loan or SOFR Loan to a Loan of the other type, or to roll over any outstanding SOFR Loan upon the expiration of an Interest Period with respect thereto, by giving a notice to the Agent substantially in the form of Exhibit C attached hereto (a “Notice of Conversion”) (or telephonic notice confirmed in a writing substantially in the form of Exhibit C attached hereto), provided that (i) with respect to any conversion into or rollover of a SOFR Loan, the Notice of Conversion shall be given within the time period for the giving of a Notice of Borrowing for a SOFR Loan as set forth in Section 2.02(a), (ii) no Loan may be converted into or rolled over as a SOFR Loan (1) except in compliance with Section 2.02(c) hereof, or (2) if an Event of Default has occurred and is continuing (in which case such Loan shall automatically become a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default), (iii) a SOFR Loan may be converted into a Base Rate Loan or rolled over as a SOFR Loan only on the last day of the Interest Period applicable thereto, and (iv) if the Borrower fails to give a timely Notice of Conversion for a SOFR Loan, the Borrower shall be deemed to have elected to continue such Loan as a SOFR Loan having a one month Interest Period from the last day of the Interest Period applicable thereto. Conversions to and from SOFR Loans shall be in such amounts and pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all SOFR Loans having the same Interest Period shall not be less than the Approved Borrowing Amount.

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(c)               The Borrower may not elect an Interest Period for a new SOFR Loan, or continue or convert a Loan as a SOFR Loan, if immediately after giving effect thereto there would be more than six different Interest Periods.

Section 2.03 Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing or an oral request for a borrowing in accordance with Section 2.02(a), the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (based on Commitment Percentages) of such borrowing. Such Notice of Borrowing or oral request shall not thereafter be revocable by the Borrower and shall obligate the Borrower to accept the Loans requested from the Banks on the date of such borrowing.

(b)                Not later than 2:00 p.m. (Boston time) on the Borrowing Date of each borrowing, each Bank shall make available its share of such borrowing, in Federal or other funds immediately available in Boston, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied or waived, the Agent will make its share of such borrowing and the funds so received from the other Banks available to the Borrower at the Agent’s aforesaid address, on the date of the borrowing. The failure or refusal of any Bank to make available to the Agent as provided herein its share of any borrowing shall not relieve any other Bank from its several obligations hereunder.

(c)               If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay the principal amount of an outstanding Loan to such Bank, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Agent as provided in clause (a) or remitted by the Borrower to the Agent for the account of such Bank as provided in Section 2.09 hereof, as the case may be.

(d)                Unless the Agent shall have received notice from a Bank prior to any date of a borrowing that such Bank will not make available to the Agent such Bank’s share of such borrowing, the Agent may assume that such Bank has made such share available to the Agent on such date in accordance with clause (b) of this Section and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent, within three days after demand by the Agent, such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 hereof and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such borrowing for purposes of this Agreement. The provisions of this Section 2.03(d) shall not relieve any such Bank from any liability to the Borrower.

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Section 2.04 Loan Accounts; Notes; Records. (a) The Loans made by each Bank to the Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the date of each Loan or at the time of receipt of any payment of principal of each Loan, an appropriate notation on its loan accounts or records, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth in any such loan accounts or records, including any computer records, maintained by a Bank with respect to the Loans made by it shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the other Loan Documents to make payments of principal of and interest on the Loans when due.

(b)               The Borrower hereby agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the obligations of the Borrower resulting from the Loans made, or to be made, by such Bank, then, upon request of such Bank, the Borrower shall promptly execute and deliver to such Bank, a promissory note (each, a “Note” and, collectively, the “Notes”) substantially in the form of Exhibit A attached hereto, payable to such Bank in an amount equal to such Bank’s Commitment Amount or, if less, the aggregate unpaid principal amount of such Bank’s Loans, plus interest thereon as provided below, provided, that as a condition to issuing any Note in replacement of a previously issued Note that has been lost, the Borrower may require an indemnity with respect to lost instruments from such Bank, in form and substance satisfactory to the Borrower and its counsel.

(c)               The Agent’s records with respect to the Loans, the interest rates applicable thereto, each payment by the Borrower of principal and interest on the Loans and fees, expenses and any other amounts due and payable in connection with this Agreement and the other Loan Documents shall be prima facie evidence of the amount of the Loans and the amount of principal and interest paid by the Borrower in respect of the Loans and as to the other information relating to the Loans and amounts paid and payable by the Borrower hereunder and under the other Loan Documents.

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Section 2.05 Mandatory Payments; Optional Prepayments. (a) Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date. The Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding on such date, together with all accrued and unpaid interest thereon and other amounts outstanding hereunder.

(b)               If at any time the aggregate principal amount of Loans outstanding exceeds the Borrowing Base, the Borrower shall within three (3) Domestic Business Days (i) prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of SOFR Loans, the amount, if any, payable pursuant to Section 8.06), (ii) take such other action, or (iii) both, as may be necessary so that the aggregate outstanding principal balance of the Loans no longer exceeds the Borrowing Base.

(c)               If at any time the Borrower shall be in default of its obligations under Sections 5.18 or 5.19, the Borrower shall immediately (i) prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of SOFR Loans, the amount, if any, payable pursuant to Section 8.06) and, thereafter, such principal amount of other Debt, and (ii) take such other action as may be necessary so that immediately after giving effect to such prepayment and such other actions no such default would exist.

(d)               If at any time the aggregate principal amount of Loans outstanding to the Borrower exceeds the Aggregate Commitment Amount, including as a result of the occurrence of any of the events described in Section 2.08(b) or for any other reason, the Borrower shall immediately prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of SOFR Loans, the amount, if any, payable pursuant to Section 8.06) as may be necessary to eliminate such excess.

(e)               The Borrower may, with notice to the Agent no later than 11:30 a.m. (Boston time) on the Domestic Business Day of such payment in the case of Base Rate Loans and upon at least three U.S. Government Securities Business Days’ notice in the case of such payment of SOFR Loans (in either case, which notice shall not thereafter be revocable by the Borrower), prepay any Loans in whole at any time, or from time to time in part in an aggregate principal amount not less than $1,000,000 or in larger integral multiples of $1,000,000, by paying the principal amount to be prepaid (together with accrued interest thereon to the date of prepayment and, in the case of SOFR Loans, the amount, if any, payable pursuant to Section 8.06). Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such borrowing.

(f)                If the Borrower prepays all or any portion of the principal amount of any SOFR Loan on any day other than the last day of the Interest Period relating thereto, such prepayment shall include the amounts, if any, payable pursuant to Section 8.06.

(g)               Upon receipt of a notice of prepayment pursuant to clause (e), the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment.

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(h)               Subject to the satisfaction of the conditions set forth in Section 3.02, Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date.

Section 2.06 Interest Rates.

(a)                Subject to Section 2.06(c), each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Base Rate as in effect from time to time. Accrued and unpaid interest on each Base Rate Loan shall be payable in arrears on (i) with respect to interest accrued during a calendar month, the fifteenth day of the immediately succeeding calendar month, and (ii) with respect to all accrued and unpaid interest, the Termination Date.

(b)               Subject to Section 2.06(c) and Article VIII, each SOFR Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such SOFR Loan is made or continued through but excluding the last day of the Interest Period applicable thereto, at a rate per annum equal to the sum of the Term SOFR Margin plus the applicable Adjusted Term SOFR. Accrued and unpaid interest on each SOFR Loan shall be payable in arrears (i) with respect to interest accrued during a calendar month, on the fifteenth day of the immediately succeeding calendar month, and (ii) with respect to all accrued and unpaid interest, on the Termination Date.

(c)                All overdue amounts payable under the Loan Documents (including, without limitation, any overdue principal of the Loans (whether at stated maturity, by acceleration or otherwise), any overdue interest on the Loans and any overdue fees) shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but not including the date of actual payment, at a rate per annum equal to the sum of two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). Notwithstanding anything to the contrary in this Section 2.06, upon either (A) notice by the Agent to the Borrower during the continuance of an Event of Default, or (B) the occurrence of an Event of Default under Section 6.01(g) or (h), the outstanding principal balance of the Loans shall bear interest at a rate per annum equal to the greater of (i) two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to this Section 2.06 or (ii) two percent (2%) above the Base Rate.

(d)               The Agent shall determine the interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive and binding for all purposes in the absence of manifest error.

Section 2.07 Fees.

(a)                During the Revolving Credit Period, the Borrower shall pay to the Agent for the account of each Bank a facility fee at the rate of 0.15% per annum of such Bank’s Commitment Amount. Such facility fee shall accrue from and including the Effective Date to but excluding the Termination Date. Facility fees accrued during each calendar quarter shall be due and payable in arrears on the fifteenth day of the calendar month immediately succeeding such calendar quarter and on the Termination Date.

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(b)               The Borrower shall pay to the Agent, for its own account, an administrative agent fee, in such amount and at such time or times, as may have been agreed upon separately between the Borrower and the Agent.

(c)                On the Effective Date, the Borrower shall pay to the Agent for the account of each Bank a non-refundable up-front fee equal to 0.05% of such Bank’s Commitment Amount.

Section 2.08 Termination and Reduction of Commitments.

(a)                Each Bank’s Commitment Amount permanently shall reduce to $0 and each Bank’s Commitment shall terminate on the Termination Date.

(b)               Each Bank’s Commitment Amount permanently shall reduce to $0 and each Bank’s Commitment shall terminate upon the occurrence of any of the following events:

(i)                 the Custodian, any Control Affiliate thereof, or any successor by merger, stock sale, consolidation or sale of assets, shall cease to be the custodian of the Borrower’s assets,

(ii)               any investment advisory agreement or management agreement to which the Borrower is a party on the Effective Date shall terminate, unless such agreement shall be novated to Morgan Stanley or a Control Affiliate thereof and such agreement shall contain substantially similar terms and conditions,

(iii)            the Investment Adviser shall cease to be the investment adviser to the Borrower, unless the successor thereto is a Control Affiliate of Morgan Stanley,

(iv)             the investment adviser of the Borrower shall (i) consolidate with or merge into any other Person, unless it is the survivor or such other Person is a Control Affiliate of Morgan Stanley, or (ii) sell or otherwise dispose of all or substantially all of its assets to any Person other than Morgan Stanley or a Control Affiliate thereof, or

(v)               the Borrower fails to maintain in full force and effect its registration as a closed-end management company under the Investment Company Act.

(c)                Subject to Section 2.05(d) hereof, during the Revolving Credit Period, the Borrower may, upon at least three (3) Domestic Business Days’ prior written notice to the Agent, (i) terminate the Commitments at any time, or (ii) reduce from time to time the Aggregate Commitment Amount by an aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof (provided that immediately after giving effect to any such termination and each such reduction, the aggregate outstanding principal balance of the Loans would not exceed the Aggregate Commitment Amount), whereupon the Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their Commitment Percentage of the amount specified in such notice or, as the case may be, each Bank’s Commitment shall be terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any facility fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts or termination of the Commitments may be reinstated.

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Section 2.09 General Provisions as to Payments.

(a)                The Borrower shall make each payment of principal and interest on the Loans and of fees hereunder and all other amounts due hereunder not later than (i) in the event that there is only one Bank (which is also the Agent), 3:00 p.m. (Boston time), and (ii) in all other events, 12:00 Noon (Boston time)), on the date when due, in Dollars and in Federal or other funds immediately available, to, except as otherwise expressly provided herein, the Agent at its address referred to in Section 9.01. The Agent shall promptly distribute to each Bank its appropriate share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day and interest shall accrue during such extension. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)               Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Effective Rate.

(c)                All payments by the Borrower hereunder and under any of the other Loan Documents shall be made in Dollars without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

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 (d)               Notwithstanding anything to the contrary contained in Section 2.09(c) hereof or in any other provision of the Loan Documents, the Borrower will not be required to make any additional payment under this Section 2.09 or under any other provision of the LoanDocuments with respect to any payment hereunder (i) by reason of any form or other document required to be furnished by such Bank to the Borrower or Agent under Section 2.11 hereof being inaccurate, being incomplete, expiring or otherwise being not in full compliance with Applicable Law, (ii) by reason of such Bank’s failure to timely furnish to the Borrower and Agent all forms and other documents required under Section 2.11 hereof and Applicable Law, or (iii) to the extent such Taxes are U.S. withholding Taxes imposed under Applicable Law on amounts payable to such Bank at the time such Bank becomes a party to this Agreement, designates a new lending office, or changes its place of organization or principal office, except in each case, to the extent that such Bank or such Bank’s assignor (if any) was entitled at the time of such assignment, designation or change to receive additional amounts from the Borrower with respect to such Taxes pursuant to this Section 2.09 or pursuant to any other provision of the Loan Documents.

(e)                The Borrower hereby authorizes and irrevocably directs the Agent, at the Agent’s option at any time upon and following the due date for payment by the Borrower of any amounts under the Loan Documents, and without any further notice to or consent of the Borrower, to debit any account(s) of the Borrower with the Agent (including in its capacity as custodian to the Borrower) and apply amounts so debited toward the payment of any such amounts due and owing under the Loan Documents. Notwithstanding such authorization and direction, the Borrower hereby further acknowledges and agrees that (a) the Agent shall have no obligation to so debit any such account(s) and shall have no liability whatsoever to the Borrower for any failure to do so, and (b) the Borrower shall fully retain the obligation under the Loan Documents to make all payments owing by the Borrower thereunder when due.

Section 2.10 Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

Section 2.11 Withholding Tax Exemption.

(a)                Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements.

(b)               Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(i)                 Each Bank that is a U.S. Person shall deliver to the Borrower (with a copy to the Agent) an original signed, properly completed IRS Form W-9 (or any successor form) certifying that the Bank is not subject to U.S. backup withholding Tax, on or prior to the date on which the Bank becomes a “Bank” under this Agreement, promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by such Bank, at the time or times prescribed by Applicable Law, and from time to time upon the request of the Borrower or Agent.

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(ii)               Each Foreign Bank shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a “Bank” under this Agreement, promptly upon the obsolescence, expiration or invalidity of any form or certificate previously delivered by such Foreign Bank, at the time or times prescribed by Applicable Law, and from time to time thereafter upon the request of the Borrower or the Agent (but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:

(A)             duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party that reduces or eliminates withholding Tax;

(B)              duly completed copies of Internal Revenue Service Form W-8ECI (or any successor form);

(C)              in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate, in form and substance reasonably acceptable to Borrower and to Agent, to the effect that such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 871(h)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” receiving interest from a related person within the meaning of section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor form);

(D)             to the extent a Foreign Bank is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W- 9, and/or other certification documents, in form and substance reasonably acceptable to Borrower and to Agent, from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; or

(E)              any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower and/or the Agent to determine the withholding or deduction required to be made.

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(iii)            Prior to the date on which any Bank becomes a “Bank” under this Agreement, promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by such Bank, at the time or times prescribed by Applicable Law and from time to time upon the request of the Borrower or Agent, each Bank shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.11(b)(iii), “FATCA” shall include any amendments made to FATCA after the Effective Date.

ARTICLE III

CONDITIONS

Section 3.01 Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05 hereof):

(a)                receipt by the Agent of counterparts hereof signed by each of the parties hereto;

(b)               receipt by the Agent for the account of each Bank, if requested by such Bank, of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.04;

(c)                receipt by the Agent of (1) the Security Agreement signed by the Borrower, and (2) (i) a perfection certificate from the Borrower in form and substance reasonably satisfactory to the Agent, (ii) copies of the results of current lien searches (or the equivalent in the applicable jurisdictions), such results to be in form and substance reasonably satisfactory to the Agent, (iii) UCC financing statements (or the equivalent in the applicable jurisdictions), in form and substance reasonably satisfactory to the Agent, and (iv) such other documents, instruments and/or agreements the Agent may reasonably require to perfect its security interest in the Collateral (as defined in the Security Agreement) in the relevant jurisdictions;

(d)               receipt by the Banks of a legal opinion of Ropes & Gray LLP, counsel for the Borrower covering such matters relating to the transactions contemplated hereby as the Banks may reasonably request;

(e)                receipt by the Agent of a certificate manually signed by an officer of the Borrower which is satisfactory to the Banks to the effect set forth in clause (e) and, if the Borrower is submitting a Notice of Borrowing on the Effective Date, clauses (c) and (d), of Section 3.02, such certificate to be dated the Effective Date and to be in form and substance reasonably satisfactory to the Agent;

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(f)                receipt by the Agent of a manually signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories who are authorized to execute and take actions under the Loan Documents for and on behalf of the Borrower, and certifying and attaching copies of (i) Charter Documents, with all amendments, restatements, supplements or other modifications thereto (including, without limitation, a copy of the Borrower’s Agreement and Declaration of Trust, with all amendments, restatements, supplements or other modifications thereto, certified by the Secretary of the Commonwealth of Massachusetts), (ii) the resolutions of the Borrower’s Board of Trustees authorizing the transactions contemplated hereby, (iii) the Prospectus and such material as accurately and completely sets forth all Investment Policies and Restrictions not reflected in the Prospectus, (iv) the investment management agreement between the Borrower and the Investment Adviser as then in effect, along with any other investment management or submanagement agreements to which the Borrower is a party as then in effect, (v) the Custody Agreement, (vi) the Borrower’s statement of assets and liabilities as of the Effective Date, and (vii) the Borrower’s Pricing Procedures;

(g)               receipt by the Agent of a legal existence and good standing certificate for the Borrower from the Secretary of the Commonwealth of Massachusetts, dated as of a recent date;

(h)               receipt by the Agent of a copy of the Declaration of Trust of the Borrower, with all amendments, restatements, supplements or other modifications thereto, certified by the Secretary of State of the State of its formation;

(i)                 the Agent shall have (x) completed its due diligence review, and the results of any such due diligence review are satisfactory in form and substance to the Agent, and (y) received all such documents and information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti- money laundering and similar rules and regulations and related policies;

(j)                 receipt by the Agent of all documents (including, without limitation, a duly completed Form FR U-1), opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the Federal Reserve Board and other governmental and regulatory authorities, the existence of the Borrower, the authority for and the validity and enforceability of this Agreement and the Notes, if any, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent; and

(k)               receipt by the Agent of a payoff letter and an irrevocable letter of direction in all respects satisfactory to the Agent to the effect that, or other evidence satisfactory to it that, all commitments in favor of the Borrower under, and all of the principal, interest, fees and other sums owing by the Borrower under, and all Liens securing the obligations of the Borrower in connection with, the Existing Credit Agreement shall have been terminated and satisfied in full, as the case may be;

(l)                 receipt by the Agent of payment of all (i) reasonable out-of-pocket expenses (including reasonable fees and disbursements of special counsel for the Agent) then payable hereunder, and (ii) fees then payable hereunder or under a separate fee letter;

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provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than May 10, 2023. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

Section 3.02 All Borrowings. The obligation of each Bank to make a Loan on the occasion of any borrowing is subject to the satisfaction of the conditions precedent set forth in Section 3.01 (or such conditions being waived in accordance with Section 9.05) and the satisfaction of the following conditions:

(a)                receipt by the Agent of a Notice of Borrowing as required by Section 2.02(a)(X), along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the Federal Reserve Board, and receipt by such Bank of all such documents and instruments from the Agent;

(b)               receipt by the Agent of a Borrowing Base Report as required by Section 2.02(a)(Y), provided that if a Borrowing Base Report was delivered pursuant to Section 5.01(c) for the immediately preceding calendar month end then no additional Borrowing Base Report shall be required unless requested by the Agent or any Bank;

(c)                the fact that, immediately after such borrowing, the aggregate outstanding principal amount of the Loans (i) will not exceed the lesser of (A) the Borrowing Base and (B) the Aggregate Commitment Amount as in effect on such date; and (ii) will not cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Amount;

(d)               the fact that, immediately before and after such borrowing, no Default shall have occurred and be continuing;

(e)                the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true on and as of the date of such borrowing and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(f)                with respect to that particular Bank only, no change shall have occurred in any law or regulation thereunder or interpretation thereof (other than a Failure) that in the opinion of that Bank would make it illegal for that Bank to make such Loan.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clauses (c), (d) and (e) of this Section.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

Section 4.01 Existence and Power; Investment Company.

(a)                The Borrower has been duly formed and is validly existing as a voluntary association with transferable shares, commonly referred to as a “Massachusetts business trust”, under the laws of the Commonwealth of Massachusetts, is in good standing with the Secretary of the Commonwealth of Massachusetts, and has all business trust powers and all authorizations and approvals required to carry on its business as now conducted. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of the Borrower’s Obligations, requires such qualification, except where the failure to do so is not reasonably likely to result in a Material Adverse Effect.

(b)               The Borrower is a closed-end management investment company registered as such under the Investment Company Act, and the outstanding shares of each class of its stock (i) have been legally issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act to the extent required, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made. The Borrower is not an Affected Financial Institution.

Section 4.02 Authorization; Execution and Delivery, Etc. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement, each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, are within its business trust powers, and have been duly authorized by all requisite action by the Borrower. This Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 4.03 Noncontravention. Neither the execution and delivery by the Borrower of this Agreement, any other Loan Document, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by the Borrower will (a) conflict with, or result in a breach or violation of, or constitute a default under any of the Charter Documents, (b) conflict with or contravene (i) any Applicable Law, (ii) any contractual restriction binding on or affecting the Borrower or any of its assets, or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its assets, (c) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or, but for any requirement for the giving of notice or the passage of time (or both), that would constitute such a conflict with, breach or violation of, default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which the Borrower is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (d) result in any Adverse Claim upon any asset of the Borrower.

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Section 4.04 Governmental Authorizations; Private Authorization. Assuming the financing statement in the form attached to the Security Agreement has been filed in the office indicated on such financing statement and appropriate continuation statements have been timely filed in such office, the Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement and each of the other Loan Documents and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by the Borrower in connection with the execution and delivery by the Borrower of, or the performance of its obligations under, this Agreement or any of the other Loan Documents.

Section 4.05 Regulations T, U and X. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereunder and thereunder will not (assuming all Forms FR U-1 referred to in Article III shall have been executed and delivered by the Borrower and the appropriate Bank for retention in the files of such Bank) violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

Section 4.06 Non-Affiliation with Banks. So far as appears from the records of the Borrower, neither any Bank nor any Affiliate of any Bank known to the Borrower is an Affiliate of the Borrower, and none of the Borrower or any Affiliate of the Borrower is an Affiliate of any Bank or any Affiliate thereof known to the Borrower.

Section 4.07 Subsidiaries. The Borrower has no Subsidiaries.

Section 4.08 Financial Information.

(a)                The statement of assets and liabilities of the Borrower, as of the Effective Date, and each financial statement delivered by the Borrower to the Banks in accordance with Section 5.01, present and will present fairly, in all material respects, in conformity with Generally Accepted Accounting Principles applicable to the Borrower, the financial position of the Borrower as of such date.

(b)               Each of the financial statements of the Borrower (whether audited or unaudited) delivered to the Banks under the terms of this Agreement fairly presents all material contingent liabilities in accordance with Generally Accepted Accounting Principles.

Section 4.09 Litigation. There is no action, suit, proceeding or investigation of any kind pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower before any court or arbitrator or any Authority which (a) would reasonably be expected to have a Material Adverse Effect, (b) calls into question the validity or enforceability of, or otherwise seeks to invalidate, any Loan Document, or (c) might, individually or in the aggregate, materially adversely affect any Loan Document.

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Section 4.10 ERISA.

(a)                The Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

(b)               No Loan will constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available.

Section 4.11 Taxes. The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Internal Revenue Code. The Borrower has timely filed all United States Federal income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been established in accordance with Generally Accepted Accounting Principles applicable to the Borrower consistently applied and the non-payment of which could not have a Material Adverse Effect, and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate.

Section 4.12 Compliance.

(a)                The Borrower is in compliance with the Investment Company Act and the Securities Act except where (i) noncompliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is being contested in good faith by appropriate proceedings, or (iii) exemptive relief or no action relief has been obtained therefrom and remains in effect. The Borrower is in compliance with all other Applicable Laws, all applicable ordinances, decrees, requirements, orders and judgments of, and all of the terms of any applicable licenses and permits issued by, any Authority except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect or where non-compliance therewith would not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance with all agreements and instruments to which it is a party or may be subject or to which any of its properties may be bound, in each case where the non-compliance therewith would not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance in all material respects with all of its Investment Policies and Restrictions.

(b)	No Default has occurred and is continuing.

(c)                The Borrower is not subject to any Applicable Law (other than the Investment Company Act) which limits its ability to incur indebtedness. The Borrower has not entered into any agreement with any Authority limiting its ability to incur Indebtedness.

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Section 4.13 Fiscal Year. The Borrower has a fiscal year which is twelve calendar months and, as of the Effective Date, ends on June 30 of each year.

Section 4.14 Full Disclosure. All information heretofore furnished by the Borrower to the Agent and the Banks for purposes of or in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Agent or the Banks will be, true and accurate in all material respects on the date as of which such information is stated or certified, and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect.

Section 4.15 Offering Documents. The information set forth in the Prospectus and each report to stockholders of the Borrower, was, on the date thereof, true, accurate and complete in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect.

Section 4.16 Sanctions, etc

None of the Borrower, any of the Borrower’s Subsidiaries or any director, officer or employee of the Borrower, or, to the Borrower’s knowledge, any agent of the Borrower is a Person that is, or is owned or controlled by Persons that are (x) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (y) located, organized or resident of a country, region or territory that is, or whose government is, the subject of Sanctions (as of the Effective Date, Crimea, the Kherson and Zaporzhizihia regions of Ukraine, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic, Cuba, Iran, North Korea, and Syria), (b) the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (c) the Borrower, the directors and officers of the Borrower and, to the knowledge of the Borrower, the employees and agents of the Borrower, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

Section 4.17 Title to Assets. The Borrower has good and marketable title to all its assets and other property, except where failure to have such title would not reasonably be expected to have a Material Adverse Effect.

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ARTICLE V

COVENANTS

The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under the Loan Documents remains unpaid:

Section 5.01 Information. The Borrower will deliver to the Agent and each Bank:

(a)                as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such fiscal year, and the related statements of operations and changes in net assets of the Borrower for such fiscal year, together with an audit report thereon issued by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

(b)               as soon as available and in any event within 60 days after the end of the first semi-annual period of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of the Borrower for such period, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles applicable to the Borrower, consistently applied, and certified (subject to normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by an Authorized Signatory of the Borrower or accompanied by an audit report thereon issued by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

(c)                (i) if, as of the close of business on the last Domestic Business Day of each calendar month (each a “Calculation Date”) there shall be any Loans outstanding, then as soon as available and in any event not later than the third Domestic Business Day thereafter, a Borrowing Base Report and a Valuation Report, in each case as at the close of business on such Calculation Date, (ii) during any Permitted Tender Offer Reporting Period, as soon as available and in any event not later than the third Domestic Business Day thereafter, a Borrowing Base Report and a Valuation Report, in each case as at the close of business on the last Domestic Business Day of each calendar week, and (iii) as soon as available and in any event not later than the third Domestic Business Day after requested by the Agent, a Borrowing Base Report and a Valuation Report, in each case as of the close of business on such date of request; provided that if delivery of a Borrowing Base Report and a Valuation Statement covering the same reporting period is required under more than one of clauses (i) through (iii) above, the Borrower shall only be required to deliver one Borrowing Base and one Valuation Report for such reporting period;

(d)               simultaneously with the delivery of each Borrowing Base Report and each Valuation Report delivered pursuant to clause (c) above, a certificate of an Authorized Signatory reasonably acceptable to the Banks stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

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(e)                at least forty-five days prior to any scheduled repayment of all or any portion of the Preferred Shares, notice of Borrower’s intention to repay or redeem such Preferred Shares;

(f)                promptly and in any event within (i) one (1) Domestic Business Day after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of an Authorized Signatory setting forth the details thereof, and (ii) three (3) Domestic Business Day after such officer obtains knowledge of such Default, a certificate of an Authorized Signatory either (x) advising that such Default no longer exists, or (y) setting forth the action which the Borrower is taking or proposes to take with respect thereto;

(g)               promptly after the filing thereof with the SEC or the mailing thereof to shareholders of the Borrower, copies of all reports to shareholders, amendments and supplements to the Borrower’s registration statement, the Prospectus, proxy statements, financial statements and other materials of a financial or otherwise material nature;

(h)               promptly upon any officer of the Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.09, notice and a description thereof and copies of any filed complaint relating thereto;

(i)                 (1) written notice of each material amendment, supplement or other modification of the Pricing Procedures simultaneously with the delivery by the Borrower of notice thereof to the trustees of the Borrower (or any of them) but in no event later than five (5) Domestic Business Days after such amendment, supplement or other modification shall become effective, and (2) a copy of the Borrower’s monthly price override report substantially simultaneously with the delivery thereof to the Borrower’s valuation committee; and

(j)                 from time to time such additional information (y) regarding the financial position or business of the Borrower, including without limitation, listing reports and Valuation Reports, and (z) in order to comply with “know-your-customer” and other anti-terrorism, anti- money laundering and similar rules and regulations and related policies, as the Agent, at the request of any Bank, may reasonably request.

Section 5.02 Payment of Obligations. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all other amounts provided for in this Agreement and the other Loan Documents. The Borrower will pay and discharge, at or before maturity, all of the Borrower’s lawful obligations and liabilities that, if unpaid, would reasonably be expected to have a Material Adverse Effect, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with Generally Accepted Accounting Principles applicable to the Borrower, appropriate reserves for the accrual of any of the same.

Section 5.03 Maintenance of Insurance. The Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of the Borrower against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by all Applicable Law and, in addition, as are customary in the case of registered closed-end investment companies; and will furnish to the Banks, upon request, information presented in reasonable detail as to the insurance so carried.

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Section 5.04 Conduct of Business and Maintenance of Existence.

(a)                The Borrower will continue to engage in business of the same general type as now conducted by it as described in its Prospectus and as provided pursuant to the Investment Policies and Restrictions as in effect on the Effective Date.

(b)               The Borrower will preserve, renew and keep in full force and effect its existence as a Massachusetts business trust and its rights, privileges and franchises necessary in the normal conduct of its business.

(c)                The Borrower will not amend, restate, supplement or otherwise modify any of the Charter Documents if such amendment, termination, supplement or modification would reasonably be expected to have a Material Adverse Effect. The Borrower will provide copies to the Agent of all amendments, restatements, supplements, and other modifications of any of the Charter Documents, in each case prior to the effective date of any such amendment, restatement, supplement, or other modification. The Borrower will comply in all material respects with the Pricing Procedures and the Charter Documents.

(d)               The Borrower will at all times place and maintain the Collateral (as defined in the Security Agreement) in the custody of the Custodian.

Section 5.05 Compliance with Laws. The Borrower will comply in all respects with the Investment Company Act, all other Applicable Laws and the requirements of any Authority with respect thereto except where (i) non-compliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect. The Borrower will file all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by the Borrower and as to which the Borrower has established appropriate reserves on its books and records and the nonpayment of which could not have a Material Adverse Effect).

Section 5.06 Inspection of Property, Books and Records. The Borrower will, or will cause the Custodian (on the Borrower’s behalf) to, keep proper books of account and records in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act, and will permit representatives of any Bank, at such Bank’s expense, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its senior executive officers and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

Section 5.07 Indebtedness. The Borrower will not create, assume or suffer to exist any Indebtedness other than:

(a)            Debt arising under this Agreement, the Notes and the other Loan Documents;

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(b)               Debt in favor of the Custodian incurred for purposes of clearing and settling purchases and sales of securities or consisting of overnight extensions of credit from the Custodian in the ordinary course of business;

(c)                Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments and awards do not constitute an Event of Default and so long as execution is not levied thereunder and in respect of which the Borrower (i) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (ii) shall have obtained an unsecured performance bond, and Debt in respect of such unsecured performance bond;

(d)               Debt (other than Debt for borrowed money) arising in connection with portfolio investments and investment techniques arising in the ordinary course of the Borrower’s business, including Financial Contracts, to the extent that such Debt is permissible under the Investment Company Act and consistent with the Borrower’s Investment Policies and Restrictions;

(e)                endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

(f)                the Preferred Shares, provided that the Borrower shall not issue additional Preferred Shares nor any other preferred securities after the Effective Date;

provided that in no event shall the Borrower (i) enter into or utilize Financial Contracts other than in the ordinary course of business for hedging or investment purposes in accordance with its Investment Policies and Restrictions, or (ii) borrow money or create leverage under any arrangement other than (A) from the Banks hereunder, (B) from the Custodian to the extent provided in clause (b) hereof, or (C) as contemplated by clause (d) hereof.

Section 5.08 Liens. The Borrower will not create, assume, incur or suffer to exist any Lien on any of its assets (including the income and profits thereof), in each case whether such asset is now owned or hereafter acquired, except (a) Liens of the Agent, on behalf of itself and the Banks, created by or pursuant to any of the Security Documents or any of the other Loan Documents; (b) Liens (other than non-possessory Liens which, pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected, liens and security interests) for judgments or decrees, taxes, assessments or other governmental charges or levies the payment of which is not at the time required or is being contested in good faith, (c) Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising thereunder, and (d) Liens created in connection with the Borrower’s portfolio investments and investment techniques (and not for the primary purpose of borrowing money), including Liens securing obligations under Financial Contracts, to the extent permitted by the provisions of the Prospectus and the Investment Policies and Restrictions, provided that the aggregate value of all of the Borrower’s assets subject to any Lien permitted by this clause (d) does not at any time exceed 5% of the Total Assets.

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Section 5.09 Consolidations, Mergers and Sales of Assets. The Borrower will not divide or consolidate or merge with or into any other Person, nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions), except that the Borrower may sell its assets in the ordinary course of business as described in its Prospectus and in connection with a Permitted Tender Offer. The Borrower may invest in excess of 10% of its investable assets in one or more other management investment companies (or in affiliated investment companies) to the extent permitted by section 12(d) of the Investment Company Act and rules thereunder, provided that the Borrower will not invest all or substantially all of its investable assets in any other management investment company or otherwise employ a master- feeder or fund of funds investment structure.

Section 5.10 Use of Proceeds. The Borrower shall use the proceeds of each Loan (a) to refinance the Existing Credit Agreement on the Effective Date, and (b) for its general business purposes, including, without limitation the purchase of investment securities, the payment of Borrower’s obligations in connection with a Permitted Tender Offer, and temporary or emergency purposes, provided that in no event shall (i) the proceeds of any Loan be used for purposes that would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to the Borrower or Regulation U or (ii) the Borrower use the proceeds of any Loan for anything other than its general business or working capital purposes.

Section 5.11 Compliance with Investment Policies and Restrictions. The Borrower will at all times comply with the Investment Policies and Restrictions, and will not make any investment, loan, advance or extension of credit inconsistent with the Investment Policies and Restrictions.

Section 5.12 Non-Affiliation with Banks. The Borrower will not at any time become an Affiliate of any Bank or any Affiliate thereof known to the Borrower, and the Borrower will use its reasonable efforts to ensure that none of its Affiliates is or becomes an Affiliate of any Bank or any Affiliate thereof known to the Borrower to be such.

Section 5.13 Regulated Investment Company. The Borrower will maintain its status as a “regulated investment company” under the Internal Revenue Code at all times and will make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Internal Revenue Code.

Section 5.14 No Subsidiary. The Borrower will not have at any time any Subsidiary.

Section 5.15 ERISA. The Borrower will not become a member of any ERISA Group and will not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

Section 5.16 Fiscal Year. The Borrower will not change its fiscal year from that set forth in Section 4.13 hereof without prior written notice to the Banks.

Section 5.17 Regulation U. The Borrower will not permit more than 25% of the value (as determined by any reasonable method) of the Borrower’s assets to be represented by “margin stock” (as defined under Regulation U) at any time.

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Section 5.18 Asset Coverage. The Borrower will not at any time (a) permit the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness to exceed 33 1/3% of Adjusted Net Assets or (b) permit a Preferred Asset Coverage Default to occur while a Loan is outstanding.

Section 5.19 Maximum Amount. The Borrower will not at any time permit the aggregate amount of its outstanding Debt to exceed the Maximum Amount.

Section 5.20 Further Assurances. The Borrower shall execute and deliver all such documents and instruments, and take all such actions, as the Agent may from time to time reasonably request with respect to the transactions contemplated hereunder or under any of the other Loan Documents.

Section 5.21 Sanctions, etc. The Borrower:

(a)                shall not directly or indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti- Corruption Laws, (ii) to fund, finance or facilitate any activities or business of or with any Person, or in any country, region or territory that, at the time of such funding, financing or facilitating is, or whose government is, the subject of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating, to the knowledge of the Borrower, in the Loans, whether as underwriter, advisor or investor); and

(b)               shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its directors, officers, employees and agents, with Anti- Corruption Laws and applicable Sanctions.

Section 5.22 Restricted Payments.

The Borrower will not declare or make, or allow to be declared or made, any Restricted Payment, except:

(a)                the Borrower may declare or make any Restricted Payment payable solely in shares of the common stock of the Borrower; and

(b)               the Borrower may declare or make any Restricted Payment if, immediately before and after giving effect thereto, (i) no Event of Default shall exist or would occur, or (ii) whether or not an Event of Default shall exist or would occur, no principal of any Loan shall or would be outstanding, provided that any such Restricted Payment shall (x) be (1) within the ordinary course of business of the Borrower and (2) consistent with Borrower’s past practice with respect to the making of Restricted Payments or (y) made in connection with a Permitted Tender Offer, provided that any Restricted Payment made in reliance on clause (y) shall not be deemed to constitute the ordinary course of business of the Borrower.

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ARTICLE VI

DEFAULTS

Section 6.01 Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)                the Borrower shall fail to pay when due (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment) (i) any interest on any Loan or any fees or any other amount payable hereunder or under any of the other Loan Documents within five (5) days of the date therefor, or (ii) any principal of any Loan; or

(b)               the Borrower shall fail to observe or perform any covenant contained in (i) Sections 5.01(a), (b), 5.04(b), 5.07, 5.08, 5.09, 5.10, 5.13, 5.14, 5.17, 5.18, 5.19, 5.21, or 5.22, or (ii) Sections 5.01(c) or (d) and such failure shall continue unremedied for three (3) Domestic Business Days; or

(c)                the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any Loan Document (other than those covered by clauses (a) or (b) above) and such failure shall continue unremedied for a period of thirty (30) calendar days; or

(d)               any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

(e)                the Borrower shall fail to make any payment in respect of any Debt in an aggregate principal amount in excess of the Threshold Amount when due (after giving effect to any applicable grace period); or

(f)                any default or other similar event that results in a mandatory redemption or mandatory partial redemption or mandatory repayment or mandatory partial repayment, shall occur with respect to (i) the Preferred Shares or (ii) Debt of the Borrower in excess of the Threshold Amount which (i) results in the acceleration of the maturity of such Debt, (ii) enables the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof, or (iii) in the case of Debt arising under a Financial Contract, enables the other party thereto to terminate such Financial Contract; or

(g)               the Borrower shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Borrower shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

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(h)               an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect; or

(i)                 a judgment or order for the uninsured payment of money in excess of the Threshold Amount shall be rendered against the Borrower and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) days; or

(j)                 the Agent for any reason shall cease to have a valid and perfected first priority security interest in the Collateral (as defined in the Security Agreement), free and clear of all Adverse Claims; or

(k)               the Borrower’s shares of common stock shall be suspended from trading on The New York Stock for more than two consecutive days upon which trading in such shares generally occurs on such exchange, or shall be delisted; or

(l)                 any of the Investment Policies and Restrictions that may not be changed without the approval of stockholders of the Borrower are changed;

then, and in every such event, the Agent shall (i) if requested by Banks constituting Required Banks by notice to the Borrower terminate the Commitments, and they shall thereupon terminate, and (ii) if requested by Banks constituting Required Banks by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon and all other sums owing under the Loan Documents) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, automatically without any notice to the Borrower or any other act by the Agent or any Bank, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and all other sums owing under the Loan Documents) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 6.02 Remedies. No remedy herein conferred upon the Banks is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

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ARTICLE VII

THE AGENT

Section 7.01 Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Any reference to an agent for the Banks in, or in connection with, any Loan Document shall be a reference to the Agent.

Section 7.02 Action by Agent. The duties and responsibilities of the Agent hereunder are only those expressly set forth herein. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default except as expressly provided in Article VI. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Borrower or a Bank.

Section 7.03 Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Agent. The Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Covered Persons. The exculpatory provisions of this Article shall apply to any such sub agent and to the Covered Persons of the Agent and any such sub agent, and shall apply to their respective activities in connection with the credit facilities provided for herein as well as activities as Agent.

Section 7.04 Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to a Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of the Borrower; (c) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (d) the validity, enforceability, effectiveness or genuineness of this Agreement, the Notes, the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine or to be signed by the proper party or parties. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of the Banks, the Agent may presume that such condition is satisfactory to the Banks unless the Agent shall have received notice to the contrary from a Bank within a reasonable period of time prior to the making of such Loan.

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Section 7.05 Indemnification. Each Bank shall, ratably in accordance with its Commitment Percentage (or, if the Commitments shall have expired or terminated, its Commitment Percentage as in effect immediately prior to such expiration or termination), indemnify the Agent and its affiliates, officers, directors and employees (to the extent not reimbursed by the Borrower) for all claims, liabilities, losses, damages, costs, penalties, actions, judgments and expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the “Liabilities”) that such Person may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such Person hereunder or thereunder, provided that no Bank shall have any obligation to indemnify any such Person against any Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct, provided, however, that no action taken or not taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.

Section 7.06 Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

Section 7.07 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with, if no Event of Default has occurred and is continuing, the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Banks within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

Section 7.08 Agent as Bank. In its individual capacity, State Street and any other Bank that serves as a successor Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also the Agent.

Section 7.09 Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

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Section 7.10 Delinquent Banks.

(a)                Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that (i) willfully does not, (ii) does not as a result of a Failure (as defined below) (A) make available to the Agent its pro rata share of any Loan, or (B) comply with the provisions of Section 9.04 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, or (iii) has become the subject of a Bail-in Action, or has a direct or indirect parent company that has become the subject of a Bail-in Action, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans, interest, fees and other amounts. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The provisions of this Section 7.10 shall not affect the rights of the Borrower against any such Delinquent Bank.

(b)               For purposes of this Section 7.10, a “Failure” of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate (or analogous) action to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, (iv) an order for relief shall be entered against it under the bankruptcy laws as now or hereafter in effect, or (v) it or any direct or indirect parent company becomes the subject of a Bail-In Action.

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Section 7.11 Erroneous Payments.

(a)                If the Agent notifies a Bank, or any Person who has received funds on behalf of a Bank (any such Bank or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent, and such Payment Recipient shall (and shall cause any other Payment Recipient who received such funds on its behalf to) promptly, but in no event later than two (2) Domestic Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this paragraph shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Agent to the contrary.

(b)               Each Bank hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Bank under any Loan Document, or otherwise payable or distributable by the Agent to such Bank under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount due to the Agent under the immediately preceding paragraph or under the indemnification provisions of this Agreement.

(c)                For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Agent after demand therefor in accordance with the provisions of this Section 7.11, (i) the Agent may elect, in its sole discretion on written notice to such Bank, that all rights and claims of such Bank with respect to the Loans or other Obligations owed to it up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Loan Amount”) shall immediately vest in the Agent upon such election; after such election, the Agent (x) may reflect its ownership interest in Loans in a principal amount equal to the Corresponding Loan Amount in the Register, and (y) upon five (5) Domestic Business Days’ written notice to such Bank, may sell such Loan (or portion thereof) in respect of the Corresponding Loan Amount, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Bank, and (ii) each party hereto agrees that, except to the extent that the Agent has sold such Loan, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights of such Bank with respect to the Erroneous Payment Return Deficiency (such rights, the “Erroneous Payment Subrogation Rights”).

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(d)               The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent or any of its Affiliates from such Borrower.

(e)                No Payment Recipient shall assert any right or claim to an Erroneous Payment, and each hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(f)                Each party’s obligations, agreements and waivers under this Section 7.11 with respect to the making of any Erroneous Payment shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)               Notwithstanding anything to the contrary herein or in any other Loan Document, neither the Borrower nor any of its Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 7.11 in respect of any Erroneous Payment.

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

Section 8.01 Additional Costs; Capital Adequacy.

(a)                If any new law, rule or regulation, or any change after the Effective Date in the interpretation or administration of any Applicable Law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or its Lending Office with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the Effective Date shall:

(i)                 subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Loans, its Note or its Commitment, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement or its Commitment, in each case except for any tax on, or changes in the rate of tax on the overall net income of, or franchise taxes payable by, such Bank or its Lending Office imposed by the jurisdiction in which such Bank’s principal executive office or Lending Office is located; or

(ii)               impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) any other condition affecting its Loans, its Note or its Commitment; or

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(iii)            impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or such Bank’s Commitment;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making, funding, issuing, renewing, extending or maintaining any Loan or such Bank’s Commitment, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, promptly upon demand by such Bank (and in any event within thirty (30) days after demand by such Bank) and delivery to the Borrower of the certificate required by clause (c) hereof (with a copy to the Agent), the Borrower shall pay to such Bank the additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b)               If any Bank shall determine that any change after the Effective Date in any existing Applicable Law, rule or regulation or any new law, rule or regulation regarding liquidity or capital adequacy, or any change therein, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding liquidity or capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued, promulgated or enacted after the Effective Date, has or would have the effect of reducing the rate of return on capital of such Bank (or its parent corporation) as a consequence of such Bank’s Loans or obligations hereunder to a level below that which such Bank (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to liquidity and capital adequacy) by an amount deemed by such Bank to be material, then from time to time, promptly upon demand by such Bank (with a copy to the Agent) (and in any event within thirty (30) days after demand by such Bank) the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent corporation) for such reduction.

(c)                Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

(d)               For purposes of this Credit Agreement (including, without limitation, Section 8.03), the Dodd Frank Wall Street Reform and Consumer Protection Act, all requests, rules, guidelines or directives in connection therewith and all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, shall be deemed to have been adopted and become effective after the Effective Date.

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Section 8.02 Inability to Determine Rates. Subject to Section 8.04, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a)                the Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR cannot be determined pursuant to the definition thereof, or

(b)               the Required Banks determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Banks of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Agent, the Agent will promptly so notify the Borrower and each Bank. Upon notice thereof by the Agent to the Borrower, any obligation of the Banks to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Banks) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 8.06. Subject to Section 8.04, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (b) of the definition of Base Rate until the Agent revokes such determination.

Section 8.03 Illegality. If any future Applicable Law, rule, regulation, treaty or directive, or any change in any present or future Applicable Law, rule, regulation, treaty or directive, or any change in the interpretation or administration of any present or future Applicable Law, rule, regulation, treaty or directive by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any new directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any to make, maintain or fund its SOFR Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, (a) the commitment of such Bank to make SOFR Loans or convert Base Rate Loans to SOFR Loans shall forthwith be suspended, and (b) such Bank’s Loans then outstanding as SOFR Loans, if any, shall be converted automatically to Base Rate Loans on the last day of the InterestPeriod applicable to such SOFR Loans or within such earlier period as may be required by law. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different SOFR Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding SOFR Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such SOFR Loan, together with accrued interest thereon and any amount payable by the Borrower pursuant to Section 8.06. Concurrently with prepaying each such SOFR Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related SOFR Loans of the other Banks), and such Bank shall make such Base Rate Loan.

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Section 8.04 Benchmark Replacement Setting.

(a)                Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Banks comprising the Required Banks. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)               Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)                Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Banks of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 8.04(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Bank (orgroup of Banks) pursuant to this Section 8.04, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.04.

(d)               Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of Interest Period (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(e)                Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Loan of, conversion to, or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 8.05 Replacement Banks. Upon (i) the election of any Bank to request reimbursement by the Borrower for amounts due under Section 8.01 or with respect to indemnification for any transfer taxes, documentary taxes, assessments or charges made by any governmental authority as provided in the first paragraph of Section 9.03, or (ii) the suspension of any Bank’s obligation to make, convert to or continue SOFR Loans (such Bank being herein called an “Affected Bank”), then, so long as such condition exists, the Borrower may, after the date 30 days after the date of such request or suspension, find a replacement Bank which shall be reasonably satisfactory to the Agent and the Borrower (a “Replacement Bank”) to assume the Affected Bank’s Commitment and other obligations hereunder and to purchase the Affected Bank’s Loans and other rights under this Agreement and the Notes held by such Affected Bank (all without recourse to or representation or warranty by, or expense to, the Affected Bank) for a purchase price equal to the aggregate principal amount of the outstanding Loans held by the Affected Bank plus all accrued but unpaid interest on such Loans and accrued but unpaid fees owing to the Affected Bank (and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Agent by the Replacement Bank of documentation satisfactory to the Agent and compliance with the requirements of Section 9.06, the Replacement Bank shall succeed to the rights and obligations of the Affected Bank hereunder and under the Notes held by such Affected Bank), and (ii) pay to the Affected Bank all amounts payable to such Affected Bank under Section 8.06, calculated as if the purchase by the Replacement Bank constituted a mandatory prepayment of Loans by the Borrower, and (iii) pay to the Agent the administrative fee specified in Section 9.06(c) with respect to such assignment. Each Bank agrees that, should it be identified for replacement pursuant to this Section 8.05, it will promptly execute and deliver (against payment to such Bank of all sums owing to it under the Loan Documents, whether or not then due) all documents and instruments reasonably required by the Borrower to assign such Bank’s Loans and Commitment to the applicable Replacement Bank. In the event that the Borrower exercises its rights under this Section, the Affected Bank shall no longer be a party hereto or have any rights or obligations hereunder or under the Notes held by such Affected Bank; provided that the obligations of the Borrower to the Affected Bank under Sections 8.01 and 9.03 with respect to events occurring or obligations arising before or as a result of such replacement shall survive such exercise.

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Section 8.06 Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any SOFR Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its SOFR Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion relating thereto in accordance with Section 2.0 or (c) the making of any payment of a SOFR Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices.

(a)                All notices, requests, consents and other communications under the Loan Documents to any party hereto (each a “Notice”) shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on Schedule 1 attached hereto or by approved electronic communication in accordance with Section 9.01(b). Each Notice shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in paragraph (c).

(b)               Notices made by the Borrower consisting of requests for loans or notices of repayments hereunder or items referred to in Sections 5.01(a), (b), (c), (d), (e), (f), (g), and (h) hereof may be delivered or furnished by e mail (which in the case of Sections 5.01(a), (b) or (g) may consist of notice, including the applicable URL, that such items are available on an internet website) or other electronic communication (including internet or intranet websites) pursuant to procedures approved by the Agent, unless the Agent, in its discretion, has previously notified the Borrower otherwise. In furtherance of the foregoing, each Bank hereby agrees to notify the Agent in writing, on or before the date such Bank becomes a party to this Agreement, of such Bank’s e mail address to which a notice may be sent (and from time to time thereafter to ensure that the Agent has on record an effective e mail address for such Bank). Each of the Agent and the Borrower may, in its discretion, agree to accept other Notices to it under the Loan Documents by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular Notices. None of the Agent, any Bank, nor any of the directors, officers, employees, agents or Affiliates of the Agent or any Bank shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

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(c)                Unless the Agent otherwise prescribes, (i) Notices sent to an e-mail address shall be deemed to have been given when received by the Agent or any Bank, as applicable, and (ii) if agreed to pursuant to paragraph (b), above, financial information posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such Notice is available and identifying the website address therefor, provided that, for both clauses (i) and (ii) above, if such Notice is not sent during the normal business hours of the recipient, such Notice shall be deemed to have been sent at the opening of business on the next Domestic Business Day for the recipient.

(d)               Any party hereto may change its address, facsimile number or e-mail address for Notices under the Loan Documents by notice to the other parties hereto.

(e)                The Borrower hereby acknowledges that: (i) the Agent may make available to the Banks Specified Materials by posting some or all of the Specified Materials on an Electronic Platform approved by the Borrower, (ii) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, (iii) the Electronic Platform is provided and used on an “as is,” “as available” basis, and (iv) neither the Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform. The Agent, on behalf of itself and its Affiliates, expressly and specifically disclaims, with respect to the Electronic Platform, delays in posting or delivery, or problems accessing the Specified Materials posted on the Electronic Platform, and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Electronic Platform. No representation or warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non infringement of third party rights or freedom from viruses or other code defects, is made by Agent or any of its Affiliates in connection with the Electronic Platform.

(f)                Each Bank hereby agrees that notice to it in accordance with this Section 9.01 specifying that any Specified Materials have been posted to the Electronic Platform shall, for purposes of the Loan Documents, constitute effective delivery to such Bank of such Specified Materials.

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(g)               Each Bank: (i) acknowledges that the Specified Materials, including information furnished to it by the Borrower or the Agent pursuant to, or in the course of administering, the Loan Documents, may include material, non public information concerning the Borrower or its securities, and (ii) confirms that: (A) it has developed compliance procedures regarding the use of material, non public information; and (B) it will handle such material, non public information in accordance with such procedures and Applicable Laws, including federal and state securities laws.

Section 9.02 No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Notes shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.03 Expenses; Documentary Taxes; Indemnification.

(a)                The Borrower shall promptly pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation, negotiation and closing of this Agreement and the Loan Documents, the syndication of and the administration of the facility established hereby, any waiver or consent hereunder or any amendment hereof or thereof or any waiver of any Default or alleged Default, and any termination hereof or thereof and (ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel (including reasonable allocated costs of in-house counsel), in connection with such Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

(b)               The Borrower agrees to indemnify the Agent, each Bank, and each of their affiliates, officers, directors and employees (each, a “Covered Person”) and hold each Covered Person harmless from and against any and all Liabilities which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of Loans hereunder, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Covered Person’s gross negligence or willful misconduct.

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Section 9.04 Set Off. During the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any Collateral (as defined in the Security Agreement) in the possession of any such Bank may be applied to or set off by such Bank against the payment of the Obligations. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of a claim based on the Obligations owing to such Bank by proceedings against the Borrower at law or in equity or byproof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations owed to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it its proportionate payment thereof as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

Section 9.05 Amendments and Waivers. Any provision of this Agreement or any of the other Loan Documents may be amended, waived, supplemented or otherwise modified if, but only if, contained in a written agreement signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such agreement shall (i) increase the Commitment Amount of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, without the written consent of each Bank affected thereby thereof, (iii) postpone the Termination Date or the date of any payment for any Loan or any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Aggregate Commitment Amount, without the written consent of each Bank affected thereby, change any provision hereof in a manner that would alter the pro rata sharing of payments required hereby or the pro rata reduction of Commitment Amounts required hereby, without the written consent of each Bank affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Banks” or any other provision hereof specifying the number or percentage of Banks required to waive, amend, supplement or otherwise modify any rights hereunder, (vi) change the currency in which Loans are to be made or payment under the Loan Documents is to be made, or add additional borrowers, in each case without the written consent of each Bank, or (vii) release all or substantially all of the Collateral (as defined in the Security Agreement) from the liens thereunder (except as may be expressly provided in the applicable Security Document), without the consent of each Bank, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent without the prior written consent of the Agent. No delay or omission on the part of any Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of such Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

Section 9.06 Successors and Assigns.

(a)                The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Banks (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

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(b)               Any Bank may at any time grant to one or more commercial banks (each a “Participant”) participating interests in its Commitment or all of its Loans. In the event of anysuch grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, restatement, supplement or other modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any amendment, restatement, supplement or other modification or waiver of this Agreement described in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest; provided that no Participant shall be entitled to receive an amount greater than its pro rata share of any amount the selling Bank would have received hereunder had no participation been sold. An assignment or other transfer which is not permitted by clause (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b).

(c)                Subject to clause (f) below, any Bank may at any time assign to one or more financial institutions (each an “Assignee”) all, or a proportionate amount of at least $5,000,000 of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance (each an “Assignment and Acceptance”) in substantially the form of Exhibit E attached hereto executed by such Assignee and such transferor Bank, with, if no Event of Default has occurred and is continuing, the written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and of the Agent, which consent shall not be unreasonably withheld or delayed; provided that no such consent of the Borrower or the Agent shall be required if the Assignee is a Control Affiliate of the transferor Bank. Upon acceptance and recording of an Assignment and Acceptance pursuant to Section 9.06(h), from and after the effective date specified therein, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 8.01 and Section 9.03 hereof, as well as to any fees accrued for its account and not yet paid). Upon the consummation of any assignment pursuant to this clause (b), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignor and the Assignee. In connection with each such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent the tax forms required by Section 2.11.

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(d)               Without notice to or consent of any Person, any Bank may at any time assign all or any portion of its rights under this Agreement, its Note, and the other Loan Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e)                No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.01 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent.

(f)                No Person may become an Assignee pursuant to clause (c) above if that Person is an Affiliate of the Borrower.

(g)               The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment Amounts of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank at any reasonable time and from time to time upon reasonable prior notice.

(h)               Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, an administrative questionnaire (in such form as supplied by the Agent) completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the administrative fee referred to in Section 9.06(c) and, if required, the written consent of the Borrower and the Agent to such assignment and any applicable tax forms, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) revise Schedule 1 to reflect such Assignment and Acceptance and circulate such revised Schedule 1 to the Banks and the Borrower, which revised Schedule 1 shall be deemed to be a part hereof and shall be incorporated by reference herein. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.06(h).

Section 9.07 Governing Law; Submission to Jurisdiction. This Agreement and each of the other loan documents are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction. Each of the Borrower, the Banks and the Agent agrees that any suit for the enforcement of this agreement or any of the other Loan Documents or any other action brought by such person arising hereunder or in any way related to this agreement or any of the other Loan Documents whether sounding in contract, tort, equity or otherwise, shall be brought in the courts of the Commonwealth of Massachusetts or a federal court sitting therein, and consents to the exclusive jurisdiction of such court and the service of process in any suit being made upon such person by mail at the address specified in Section 9.01. Each of the Borrower, the Banks and the Agent hereby waives any objection that it may now or hereafter have to the venue of any suit brought in Boston, Massachusetts or any court sitting therein or that a suit brought therein is brought in an inconvenient court.

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Section 9.08 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except to the extent prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

Section 9.09 Confidential Material.

(a)                Each Bank agrees that any information, documentation or materials provided by the Borrower or the Borrower’s Affiliates, employees, agents or representatives (“Representatives”) disclosing the portfolio holdings of the Borrower or disclosing other non- public information in relation to this Agreement or the other Loan Documents (“Confidential Material”), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

(b)               Confidential Material may be disclosed to Representatives of each Bank in connection with the transactions contemplated herein or in connection with managing the relationship of such Bank or its Affiliates with the Borrower but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by the Borrower; provided, however, that the Banks may disclose Confidential Material to (i) the Federal Reserve Board pursuant to applicable rules and regulations promulgated by the Federal Reserve Board (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for any of the Banks or the Agent in connection with this Agreement or any of the other Loan Documents, (iv) bank examiners, auditors and accountants, (v) on a confidential basis, to service providers for each of the Agent, Bank and their respective Affiliates, and (vi) any Assignee or Participant (or prospective Assignee or Participant) as long as such Assignee or Participant (or prospective Assignee or Participant) first agrees to be bound by the provisions of this Section 9.09. Notwithstanding anything to the contrary contained in this Section, any information that would, but for this sentence, constitute Confidential Material (other than the Pricing Procedures) shall cease to be Confidential Material after the second anniversary of the date such information was first received by the Agent or any Bank.

Each Bank agrees to promptly provide such information as is reasonably requested by the Borrower in order for the Borrower to monitor (as required by Applicable Law) whether the Bank’s use of Confidential Material complies with this Section 9.09.

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Section 9.10 USA Patriot Act. Each Bank that is subject to the Patriot Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107- 56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

Section 9.11 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Bank.

Section 9.12 Survival. The provisions of Sections 7.05, 9.03 and 9.09 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or other termination of the Commitments or the termination of any Loan Document or any provision thereof.

Section 9.13 Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

Section 9.14 Limitation on Liability. Notwithstanding anything to the contrary contained in the Loan Documents (a) neither any of the trustees of the Borrower (collectively, the “Trustees”) nor any shareholders of the Borrower (collectively the “Shareholders”) shall have any personal liability whatsoever to any of the Banks or the Agent under any of the Loan Documents, (b) the Banks and the Agent shall look solely to the assets of the Borrower for the payment of any debt, damage, judgment or decree, or for any money that may otherwise become due or payable to any of them under any of the Loan Documents, and (c) all dealings, undertakings and obligations of the Trustees and/or the Shareholders under the Loan Documents shall be deemed to have been made subject to the foregoing limitations; provided however that nothing contained herein shall limit, restrict, prevent or otherwise prohibit the Agent or any Bank from pursuing any claim or cause of action which it may now or hereafter have against any Trustee or Shareholder for fraud, misrepresentation of any material fact or misappropriation of funds or assets.

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Section 9.15 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.16 Certain ERISA Matters.

(a)                Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)               such Bank is not using “plan assets” (within the meaning Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans or, the Commitments or this Agreement,

66

(ii)               the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)            (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)             such other representation, warranty and covenant as may be agreed in writing between the Agent and such Bank.

(b)               In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that the Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)                For purposes of this Section 9.16, the following defined terms when used herein have the following meanings:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

67

Section 9.17 Acknowledgement Regarding any Supported QFCs. To the extent that any Loan Document (i) constitutes a QFC (such Loan Document, a “Loan Document QFC”), or (ii) provides support, through a guarantee or otherwise, for any Loan Document QFC, any Financial Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that such Loan Document and any Supported QFC may in fact be stated to be governed by the laws of the Commonwealth of Massachusetts and/or of the United States or any other state of the United States):

(a)                In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under any Loan Document that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and such Loan Document were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Delinquent Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)               As used in this Section 9.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[the remainder of this page has been intentionally left blank.]

68

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EATON VANCE SENIOR INCOME TRUST

By:	/s/ James F. Kirchner
Name:	James F. Kirchner
Title:	Treasurer

STATE STREET BANK AND TRUST

COMPANY, as a Bank and as the Agent

By:	/s/ Christopher Ducar
Name:	Christopher Ducar
Title:	Vice President

Eaton Vance Senior Income Trust - Credit Agreement

69

SCHEDULE 1

Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

BORROWER:

EATON VANCE SENIOR INCOME TRUST

Address for Notices:

Eaton Vance Management

Two International Place

Boston, Massachusetts 02110

Attn: Michael Botthof

mbotthof@eatonvance.com

617-672-8829 (phone)

617-672-1594 (fax)

Schedule 1-1

BANKS	COMMITMENT	COMMITMENT
	AMOUNT	PERCENTAGE
	$190,000,000	100%

STATE STREET BANK AND TRUST COMPANY

Lending Office and Office for Notices to the Agent for Borrowings and Payments:

Prior to May 15, 2023:

State Street Bank and Trust Company

State Street Financial Center

Loan Servicing Unit SFC0310

One Lincoln Street

Boston, MA 02111

Attn: Christopher Hickey

Tel: (617) 662-8577

Fax: (617) 988-6677

Email: LoanOps- LSUWorkflow@StateStreet.com

Alternate Contact:

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: LoanOps- LSUWorkflow@StateStreet.com

After May 15, 2023

State Street Bank and Trust Company

Loan Servicing Unit

One Congress Street

Boston, MA 02114

Attn: Christopher Hickey

Tel: (617) 662-8577

Fax: (617) 988-6677

Email: LoanOps- LSUWorkflow@StateStreet.com

Alternate Contact:

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: LoanOps-LSUWorkflow@StateStreet.com

Schedule 1-2

Office for all Other Notices:

Prior to May 15, 2023

State Street Bank and Trust Company

State Street Financial Center

Fund Finance

M/S SFC0310

One Lincoln Street

Boston, MA 02111

Attn: Christopher Ducar, Vice President

Tel: (617) 662-8630

E-mail: CMDucar@StateStreet.com

After May 15, 2023

State Street Bank and Trust Company

Fund Finance

One Congress Street

Boston, MA 02114

Attn: Christopher Ducar, Vice President

Tel: (617) 662-8630

E-mail: CMDucar@StateStreet.com

Schedule 1-3

EXHIBIT A

FORM OF NOTE

U.S. $[__]	[__], 20_

FOR VALUE RECEIVED, EATON VANCE SENIOR INCOME TRUST, a Massachusetts business trust (the “Borrower”), hereby promises to pay to [__] (the “Bank”) at the office of the Agent (as defined below) at One Congress Street, Boston, MA 02114:

(a)                prior to or on the Termination Date (as defined in the Credit Agreement referred to below) the principal amount of [__] dollars (U.S.$[__]) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to the Borrower pursuant to the Credit Agreement, dated as of May 4, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Bank, other lending institutions party thereto and State Street Bank and Trust Company, as agent (the “Agent”);

(b)               without duplication, the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

(c)                interest on the principal balance hereof from time to time outstanding at the times and at the rates provided in the Credit Agreement.

This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the date of each Loan or at the time of receipt of each payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

Exhibit A-1

If any one or more Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

This Note is a contract under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction. Each the Borrower and the Bank agrees that any suit for the enforcement of this Note or any other action brought by such person arising hereunder or in any way related to this Note whether sounding in contract, tort, equity or otherwise, shall be brought in the courts of the Commonwealth of Massachusetts or a federal court sitting therein, and consents to the exclusive jurisdiction of such court and the service of process in any suit being made upon such person by mail at the address specified in Section 9.01 of the Credit Agreement. Each of the Borrower and the Bank hereby waives any objection that it may now or hereafter have to the venue of any suit brought in Boston, Massachusetts or any court sitting therein or that a suit brought therein is brought in an inconvenient court.

Exhibit A-2

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed as a document under seal in its name by its duly authorized officer as of the day and year first above written.

EATON VANCE SENIOR INCOME TRUST

By:
Name:
Title:

Exhibit A-3

Date	Amount of Loan	Type of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By:

Exhibit A-4

EXHIBIT B

FORM OF

NOTICE OF BORROWING

DATE: [Insert Date] (the “Notice Date”)

TO: STATE STREET BANK AND TRUST COMPANY, as Agent

[Insert proper address(es) per the Credit Agreement]

FROM: [__]

Reference is hereby made to that certain Credit Agreement, dated as of May 4, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among EATON VANCE SENIOR INCOME TRUST, a Massachusetts business trust (the “Borrower”), the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to Section 2.02(a) of the Credit Agreement, the Borrower hereby requests the Loan described below:

Type of Loan: [Base

Rate][SOFR]

[Domestic][U.S. Government Securities] Business Day of proposed borrowing:

[Insert Date] (the “Proposed Borrowing Date”)

[Interest Period: one month]

Amount of Loan requested hereby $[__]

The undersigned hereby certifies as follows:

(a)	the Aggregate Commitment Amount (after giving effect to each reduction thereof that has been requested by the Borrower, if any, but which remains pending as of 1:00 p.m. (Boston, Massachusetts time) on the Notice Date (the “Notice Time”)) (the “Applicable Aggregate Commitment Amount”) is $ [__]

(b)	as of the close of business on the Domestic Business Day immediately preceding the Notice Date (the “Measurement Time”), the Applicable Maximum Amount (per Annex 1 hereto) (the “Applicable Maximum Amount”) is $ [__]

(c)	the Pro forma Outstanding Amount (as set defined on Annex 1 hereto) is less than the Applicable Aggregate Commitment Amount;
Exhibit B-1

(d)	the Applicable Total Debt (as defined on Annex 1 hereto) does not exceed the Applicable Maximum Amount;

(e)	on the Proposed Borrowing Date (immediately after giving effect to all proposed Loans referred to in B and C on Annex 1 hereto), the sum of the outstanding principal balance of all Loans plus all other Debt of the Borrower will not exceed the Maximum Amount then in effect;

(f)	each of the representations and warranties of the Borrower set out in the Loan Documents remains true and accurate as of the Notice Time and will be true and accurate on the Proposed Borrowing Date immediately after giving effect to the borrowing of the Loan(s) requested hereby;

(g)	no Default has occurred and is continuing; and

(h)	immediately after giving effect to the borrowing herein requested on the Proposed Borrowing Date, no Default shall exist.

EATON VANCE SENIOR INCOME TRUST

By:
Name:
Title:

Exhibit B-2

Annex 1 to

Notice of Borrowing

A.	The aggregate outstanding principal balance of all Loans as of the Notice Time $ [__]
B.	The amount of the Loan requested hereby $ [__]
C.	The amount of all Loans (without duplication of B immediately above) requested the disbursement of which is pending as of the Notice Time $ [__]
D.	A + B + C (the “Pro forma Outstanding Amount”) $ [__]
E.	All other Debt $ [__]
F.	Sum of D and E (“Applicable Total Debt”) $ [__]
G.	The maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law (as defined in the Credit Agreement), including the Investment Company Act (as defined in the Credit Agreement) $ [__]
H.	The maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings in its Prospectus (as defined in the Credit Agreement) and the Investment Policies and Restrictions (as defined in the Credit Agreement) $ [__]
I.	In the event that the Borrower shall have entered into any agreement(s) with any Authority (as defined in the Credit Agreement) limiting the amount of Debt that the Borrower may create, incur, assume or suffer to exist,[1] the maximum amount of Debt that the Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreements $ [__]
J.	The maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.18 of the Credit Agreement $ [__]
K.	The least of G, H, I and J (the “Applicable Maximum Amount”)2 $ [__]

1 If there are no such agreements, enter N/A.

2 If I is completed as “N/A”, ignore it for purposes of these calculations.

Exhibit B-3

EXHIBIT C

FORM OF

NOTICE OF CONVERSION

TO:	STATE STREET BANK AND TRUST COMPANY, as Agent [Insert proper address(es) per the Credit Agreement]

FROM: [__]

Reference is hereby made to that certain Credit Agreement, dated as of May 4, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among EATON VANCE SENIOR INCOME TRUST, a Massachusetts business trust, the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to Section 2.02(b) of the Credit Agreement, please convert or continue the following Loan as set forth below:

Existing Loan				New Loan
Type		Amount	Continue As /Convert to	Amount	Date*	Interest Period
SOFR	$ [__]		SOFR	$ [__]	[__]	[__]
Base Rate		$ [__]	Base Rate	$ [__]	[__]	N/A
If a SOFR Loan, last day of current
Interest Period is:		[__]

The undersigned hereby certifies that no Event of Default has occurred and is continuing or would occur immediately after giving effect to the conversion or continuation of the Loan(s) herein requested.

EATON VANCE SENIOR INCOME TRUST

By:
Name:
Title:

*Must be a Business Day or a U.S. Government Securities Business Day, as applicable.

Exhibit C-1

EXHIBIT D

FORM OF

BORROWING BASE REPORT

Date [__]

[Address(es) (a Borrowing Base Report that accompanies a Notice of Borrowing need only be sent to the Agent, while periodic Borrowing Base Reports need to be sent to the Agent and each Bank)]

Attention:

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of May 4, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Eaton Vance Senior Income Trust, a Massachusetts business trust (the “Borrower”), the Banks party thereto and State Street Bank and Trust Company, as Agent for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

This Borrowing Base Report is delivered to you pursuant to [Section 2.02(a)(Y)1 or Section 5.01(c)] of the Credit Agreement. The undersigned hereby certifies to you as follows:

(a)	as of the close of business on [Date]2 (the “Notice Time”), the Borrowing Base was $ [__] (the “Applicable Borrowing Base”),

(b)	Annex 1 attached hereto is a true and accurate detailed calculation of the Borrowing Base as of the Notice Time,

(c)	the aggregate outstanding principal balance of the Loans [[immediately AFTER giving effect to the making of the Loans requested in the Notice of Borrowing dated __3] or [at the Notice Time4]]: $ [__] (the “Applicable Loan Amount”),

[1]	If the Borrower has delivered a Borrowing Base Report pursuant to the terms of Section 5.01(c) and the date for delivery of a new Borrowing Base Report in connection with the next succeeding Calculation Date (as defined in Section 5.01(c)) has not yet occurred and will not occur prior to the date of the proposed borrowing then no New Loan Borrowing Base Report shall be required in connection with such proposed borrowing.
[2]	For a Borrowing Base Report delivered pursuant to Section 2.02(a)(Y) of the Credit Agreement, this date should be the Domestic Business Day immediately preceding the proposed borrowing date related thereto. For a Borrowing Base Report delivered pursuant to Section 5.01(c) of the Credit Agreement, this date should be the last Domestic Business Day of the immediately preceding calendar month.

3       For use when borrowing.

4       For periodic reporting.

Exhibit D-1

(d)	the Applicable Borrowing Base [is less than][equals][exceeds] the Applicable Loan Amount,

(e)	as of the Notice Time, (i) Adjusted Net Assets was $ [__], (ii) the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness was $ [__], (iii) the percentage obtained by dividing Senior Securities Representing Indebtedness by Adjusted Net Assets was [__]%,

(f)	as of the Notice Time, (i) the Preferred Adjusted Net Assets was $ [__], (ii) the aggregate amount of the liquidation preference of Borrower’s Senior Securities was $ [__], (iii) the aggregate amount of Borrower’s Senior Securities Representing Indebtedness was $ [__], and (iv) the Preferred Asset Coverage was [__]%,

(g)	Annex 2 attached hereto is a true and accurate detailed calculations of the Adjusted Net Assets, Preferred Adjusted Net Assets, Preferred Asset Coverage, the liquidation preference of Borrower’s Senior Securities, and the amount of Borrower’s Senior Securities Representing Indebtedness, each as of the Notice Time, and

(h)	as of the date hereof [no Default has occurred and is continuing][the following Default(s) have occurred and is/are continuing: [__], and the Borrower has taken/is taking the following actions with respect thereto:

$ [__].

EATON VANCE SENIOR INCOME TRUST

By:
Name:
Title:

Exhibit D-2

Annex 1 to

Borrowing Base Report

[This Annex 1 must be in the following form, or such other form as shall have been agreed to by the Borrower and the Agent]

A.	Asset Value (as defined in the Credit Agreement) of all Tier 1 Investments (as

defined in the Credit Agreement) $ [__]

B.	Asset Value of all Tier 2 Investments (as defined in the Credit Agreement) $ [__]
C.	Asset Value of all Tier 3 Investments (as defined in the Credit Agreement) $ [__]
D.	Asset Value of all Tier 4 Investments (as defined in the Credit Agreement) $ [__]

E.  90% of A: $ [__]5

F.  80% of B: $ [__]6

G.  70% of C: $ [__]7

H.  60% of D: $ [__]8

I.	Sum of E + F + G + H $ [__]
J.	Amount of I attributable to a single issuer (excluding (i) all GSEs (as defined in the Credit Agreement) that, as of the date of determination thereof, have outstanding any Asset-backed Agency Security that would qualify as a Tier 1 Investment, and (ii) the Government of the United States): $ [__]

K.  Percentage equal to J/I [__]%

L.  If K is greater than 5%, amount which, if subtracted from J, would cause K to be 5% $ [__]

M.	I minus L $ [__]9
N.	Amount of I attributable to all Eligible Investments issued by an issuer domiciled in any Emerging Market Nation: $ [__]

O.  Percentage equal to N/I [__]%

P.  If O is greater than 5%, amount which, if subtracted from N, would cause O to be 5% $ [__]

Q.	M minus P $ [__]10
R.	Amount of I attributable to the aggregate value of (i) Eligible Foreign Government Securities issued by, and (ii) Eligible Senior Loans and Eligible Foreign Debt Securities issued by issuers domiciled in, Eligible OECD Member Nations (other than the United States) $ [__]

5 Clause (i) of Borrowing Base definition

6 Clause (ii) of Borrowing Base definition

7 Clause (iii) of Borrowing Base definition

8 Clause (iv) of Borrowing Base definition

9 Borrowing Base after adjustment referred to in clause (1) of Borrowing Base definition

10 Borrowing Base after adjustment referred to in clause (2) of Borrowing Base definition

Exhibit D-3

S.	Percentage equal to R/I [__]%
T.	If S is greater than 20%, amount which, if subtracted from R, would cause S to equal 20% $ [__]
U.Q	minus T $ [__] 11
V.Amount	of I attributable to the aggregate value of Eligible Investments in any single industry $ [__]
W.	Percentage equal to V/I [__]%
X.If	W is greater than 15%, amount which, if subtracted from V, would cause W to equal 15% $ [__]

Y.U minus X $ [__]12

Z.	Amount of I attributable to Eligible Senior Loans (as defined in the Credit Agreement) in the form of participation interests: $ [__]
AA.	Percentage equal to Z/I [__]%
BB.	If AA is greater than 10%, amount which, if subtracted from Z, would cause AA to equal 10% $ [__]

CC.  Y minus BB $ [__]13

DD.	Amount of I attributable to Eligible Senior Loans (other than Eligible Senior Loans to the extent included in BB) in the form of participation interests from the same selling institution: $ [__]
EE.	Percentage equal to DD/I [__]%
FF.	If EE is greater than 5%, amount which, if subtracted from DD, would cause EE to be 5% $ [__]

GG.	CC minus FF $ [__]14
HH.	Amount of I attributable to Eligible Senior Loans (other than Eligible Senior Loans to the extent included in BB or FF) which are part of a syndicated credit facility in which the sum of the aggregate revolving loan commitment amount plus the aggregate outstanding principal amount of all loans (other than revolving loans) under such facility on the origination date of such credit facility is less than $100,000,000: $ [__]

II. Percentage equal to HH/I: [__]%

JJ	If II is greater than 5%, amount which, if subtracted from HH, would cause II to be 5%$ [__]

1 Borrowing Base after adjustment referred to in clause (3) of Borrowing Base definition

12 Borrowing Base after adjustment referred to in clause (4) of Borrowing Base definition

13 Borrowing Base after adjustment referred to in clause (5) of Borrowing Base definition

14 Borrowing Base after adjustment referred to in clause (6) of Borrowing Base definition

Exhibit D-4

KK. GG minus JJ: $ [__]15

LL.	Amount of I attributable to Excess Value $ [__]
MM.	KK minus LL (the “Borrowing Base”): $ [__]16

15 Borrowing Base after adjustment referred to in clause (7) of Borrowing Base definition

16 Borrowing Base after adjustment referred to in clause (8) of Borrowing Base definition

Exhibit D-5

EXHIBIT E

FORM OF

ASSIGNMENT AND ACCEPTANCE

Date [__]

Reference is made to the Credit Agreement, dated as of May 4, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among EATON VANCE SENIOR INCOME TRUST, a Massachusetts business trust (the “Borrower”), the Banks and other lending institutions party thereto and State Street Bank and Trust Company, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

[__] (the “Assignor”) and [__] (the “Assignee”) hereby agree as follows:

§1. Assignors. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$__] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [__%] in respect of the Assignor’s Commitment Amount immediately prior to the Effective Date (as hereinafter defined).

§2. Assignor’s Representations. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Commitment Amount is [$__], its Commitment Percentage is [__%], the aggregate outstanding principal balance of its Loans equals [$__], (in each case before giving effect to the assignment contemplated hereby and without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor’s Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Note delivered to it under the Credit Agreement.

Exhibit E-1

The Assignor requests that the Borrower exchange the Assignor’s Note for new Notes payable to the Assignor and the Assignee as follows:

Notes Payable to	Amount of Note

Assignor	$
Assignee	$

§3. Assignee’s Representations. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent, or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (f) attaches hereto the forms required to be delivered by it pursuant to Section 2.11 of the Credit Agreement].

§4. Effective Date. The effective date for this Assignment and Acceptance shall be [__] [such date to be no earlier than the third Domestic Business Day after the date that a fully signed copy hereof shall have been delivered to the Agent] (the “Effective Date”). Following the execution of this Assignment and Acceptance each party hereto shall deliver its duly executed counterpart hereof to the Agent for consent by the Agent (and the Borrower, if required by the Credit Agreement) and recording in the Register.

§5. Rights Under Credit Agreement. Upon such recording in the Register, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement other than its obligations, if any, under Section 9.09 thereof; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 9.03 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

Exhibit E-2

§6. Payments. Upon such recording in the Register, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

§7. Governing Law. This Agreement is a contract under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

§8. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

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Exhibit E-3

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

[CONSENTED TO:]

EATON VANCE SENIOR INCOME TRUST

By:
Name:
Title:

[STATE STREET BANK AND TRUST

COMPANY, as Agent

By:
Name:
Title:

Exhibit E-4